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                                                                   Exhibit 10.1A

                                                        Confidential portion has
                                                        been omitted and filed
                                                        separately with the
                                                        Commission

                                                                  EXECUTION COPY

                            MASTER SERVICES AGREEMENT

     THIS MASTER SERVICES AGREEMENT (the "Agreement"), dated as of May 24, 2001 (the "Effective Date"), is made and entered into by and between INFOCROSSING, INC., a corporation organized under the laws of the State of Delaware ("Infocrossing"), and ALICOMP, A DIVISION OF ALICARE, INC., a corporation organized under the laws of the State of New York ("Alicomp") (collectively, and jointly and severally, Infocrossing and Alicomp shall hereinafter be referred to as "IFOX"), on the one hand, and ADT SECURITY SERVICES, INC., a corporation organized under the laws of Delaware ("ADT"), on the other hand.

                                    RECITALS

     A. ADT is in the process of evaluating and reorganizing its computer and information technology departments. For this purpose, ADT has chosen IFOX as one of its strategic information technology providers and has agreed to engage IFOX on a non-exclusive basis to provide certain Services, as defined and described in Article 1, in accordance with the terms of this Agreement.

     B. IFOX has agreed to provide the Services to ADT, in accordance with the terms of this Agreement for the Term, as defined below.

     In consideration of the foregoing recitals, and the obligations stated below, IFOX and ADT agree as follows:


                             ARTICLE 1. DEFINITIONS


     As used in this Agreement, the following terms will have the following meanings:

     "ADDITIONAL SERVICES" means services provided to ADT by IFOX (other than the Services) pursuant to a Change Order authorizing same.

     "AFFILIATE" means, with respect to any entity, any entity directly or indirectly controlling, controlled by, or under common control with such entity by virtue of direct or indirect ownership of any of such entity's voting securities, or by way of credit or management agreement, or otherwise.

     "ADT INDEMNITEES" means ADT, its Affiliates, and its and their respective directors, officers, employees, agents, successors and assigns.

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     "ADT PROJECT EXECUTIVE" means the ADT employee to whom all communications from IFOX may be addressed and who has the authority to act for ADT in connection with the day-to-day matters of this Agreement. Any written notice, demand or other communication in respect of matters other than the day-to-day provision of the Services will be addressed to the person or persons specified in Section 12.2.

     "APPLICATION SOFTWARE" means any application software owned or provided by ADT residing on the IBM Mainframe.

     "BASE CHARGES" mean the Charges listed in Section 2.0 of Schedule C.

     "CHANGE CONTROL DOCUMENT" means the document that IFOX prepares in response to a change request, and, which if accepted, is signed by ADT, in accordance with Article 5.

     "CHANGE ORDER" means a change approved by both IFOX and ADT in accordance with the procedures in Article 5 pursuant to a Change Control Document executed by both IFOX and ADT.

     "CHARGES" means the monetary amounts for which ADT is responsible hereunder, or that are payable hereunder by ADT to IFOX, for Services, starting on the Commencement Date, all of which are described by and adjusted pursuant to the provisions of Schedule C, which includes charges for Additional Services when those Additional Services commence pursuant to a Change Order.

     "COMMENCEMENT DATE" means October 1, 2001.

     "CONFIDENTIAL INFORMATION" shall have the meaning defined in Section 6.1.

     "CONVENIENCE TERMINATION FEE" means the amount payable under Section 7.0 of Schedule C upon termination of this Agreement by ADT for convenience, as provided in Article 11.6.

     "CONTRACT YEAR" means any period of 365 days commencing on the Commencement Date (or any subsequent anniversary thereof) and continuing until the day before the next anniversary of the Commencement Date.

     "EQUIPMENT" means computer hardware, telecommunications hardware, and all peripheral equipment associated with either computer or telecommunications hardware used to perform the Services, including, but not limited to, the IBM Mainframe.

     "IBM MAINFRAME" means an IBM zSeries 900 Server with 449 MIPS and three Terabytes of usable DASD with Mirroring (IBM Shark) Virtual Tape Storage and Standard 3490 and 3590 Tape Subsystems as needed, and all peripheral Equipment.

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     "IFOX ACCOUNT EXECUTIVE" means an employee of IFOX to whom all communications from ADT may be addressed and who has the authority to act for IFOX in connection with the day-to-day matters of this Agreement. Any written notice, demand or other communication in respect of matters other than the day-to-day performance of the Services will be addressed to the person or persons specified in Section 12.2.

     "IFOX ACCOUNT MANAGER" means the person designated by the IFOX Account Executive who has the authority to act for the IFOX Account Executive (and therefore, IFOX) in connection with the day-to-day performance of the Services pursuant to this Agreement.

     "IFOX INDEMNITEES" means IFOX, its Affiliates, and its and their respective directors, officers, employees, agents, successors and assigns.

     "IFOX OUTSOURCING CENTER" means the IFOX facility where IFOX performs all Services, located in Leonia, New Jersey on the Commencement Date, or such other location thereafter as may be mutually agreed upon by IFOX and ADT in a Change Order.

     "INITIAL TERM" means the initial term of four (4) years beginning on the Commencement Date.

     "KEY IFOX PERSONNEL" means the IFOX employees from time-to-time assigned to the positions listed on Schedule A.

     "MATERIAL OPERATIONS CHANGE" means a material change in the nature of ADT's operations or its computer or data processing requirements occurring after the Commencement Date which (i) was neither disclosed by ADT nor otherwise known or reasonably foreseeable by IFOX as of the Commencement Date, and (ii) requires capacity in excess of the IBM Mainframe and improvements beyond the scope of the Services and Additional Services.

     "NON-DISCLOSURE AGREEMENTS" means the two (2) non-disclosure letter agreements, each dated as of April 1, 1999, by and between (i) Infocrossing and ADT, and (ii) Alicomp and ADT

     "OUT-OF-POCKET EXPENSES" means the reasonable, out-of-pocket expenses actually incurred and paid by IFOX to unaffiliated third parties with ADT's prior, written authorization, for Equipment (other than the IBM Mainframe), materials, supplies, software (other than Third Party Software), licenses, maintenance, travel, lodging, or other services provided by IFOX directly and exclusively to ADT as part of the Services, including related taxes, duties, shipping, and insurance, and which are expressly and specifically designated for reimbursement by ADT to IFOX hereunder.

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     "PARTY" or "PARTIES" means each of Infocrossing, Alicomp, and ADT, individually or collectively.

     "PROPRIETARY RIGHTS" means all patents, inventions, trade secrets, trademarks, service marks, copyrights, and other proprietary and intellectual property rights, world-wide, whether now existing or arising hereafter.

     "REIMBURSABLE EXPENSES" means certain Out-of-Pocket Expenses to be paid to IFOX pursuant to Section 3.0 of Schedule C.

     "RENEGOTIATED INITIAL TERM" means an extension of the duration of the Initial Term as may be mutually agreed in writing by the Parties in their sole discretion in a written amendment hereto.

     "RENEWAL TERM" means any one of the three (3) one-year renewals authorized by Section 11.2.

     "SERVICES" means the services described in Schedule A (as it may be amended from time-to-time in writing pursuant to this Agreement) and which are provided (or to be provided) by IFOX to ADT or, at the direction of ADT, to an Affiliate of ADT.

     "SERVICE LEVELS" mean the various objective, measurable performance standards described in Schedule B, and any additions to Schedule B to reflect Service Levels for Additional Services, and applied during the Term to assess IFOX's performance, in accordance with Schedule B.

     "STEERING COMMITTEE" means the joint advisory committee as described in
Section 5.1, consisting of up to six (6) members.

     "TERM" means the term of this Agreement as described by Sections 11.1 and 11.2, consisting of, collectively, the Initial Term, any Renegotiated Initial Term, and any Renewal Term(s), subject to any early termination of any of the foregoing hereunder.

     "THIRD PARTY CONTRACT" means any written or oral agreement or understanding between IFOX and any third party for the purchase, sale, lease, license, or other acquisition or provision of any and all Equipment (including, but not limited to, the IBM Mainframe), Third Party Software, or other real or personal property, manpower, services, or other resources.

     "THIRD PARTY SOFTWARE" means the software listed on Schedule D, and any and all updates, upgrades, and substitutions thereof and/or thereto hereunder.

                            ARTICLE 2. IFOX SERVICES

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SECTION 2.1 IFOX ACCOUNT EXECUTIVE

     IFOX will designate, prior to the Commencement Date, a person who will be the IFOX Account Executive. The IFOX Account Executive will designate, prior to the Commencement Date, a person who will be the IFOX Account Manager.

SECTION 2.2 KEY IFOX PERSONNEL

     Assignments of IFOX personnel to positions designated as Key IFOX Personnel will be subject to ADT's prior written approval, following review of the individual's resume and, upon ADT's request, an interview with ADT. ADT agrees to consult with IFOX concerning any objections ADT may have to a proposed assignment or reassignment of IFOX's personnel.

SECTION 2.3 CERTAIN REPLACEMENTS

     ADT may require for reasonable cause that IFOX remove any IFOX personnel working at an ADT facility provided that: (a) ADT will provide to IFOX an explanation in reasonable detail of its reasons and (b) IFOX will be given fifteen (15) days to resolve the matter to ADT's satisfaction or remove said IFOX personnel (except in urgent circumstances, such as serious misconduct, when IFOX will remove the IFOX personnel immediately). If removal of any IFOX personnel will adversely impact IFOX's ability to provide the Services, IFOX may invoke the dispute resolution process described in Article 10.

SECTION 2.4 PROVISION OF SERVICES

     During the Term, IFOX will provide to ADT, and ADT will obtain from IFOX, the Services and Additional Services, on a non-exclusive basis, subject to and in accordance with the provisions of this Agreement.

     IFOX will provide and perform the Services to and for ADT: (i) at the IFOX Outsourcing Center; (ii) on the IBM Mainframe; (iii) using the Third Party Software; and (iv) with Key IFOX Personnel. The IBM Mainframe and any Third Party Software not procured by IFOX under an enterprise license shall be dedicated solely and exclusively to ADT on a full-time basis and shall only be used to perform Services for ADT and for no other person, entity, or purpose. IFOX shall deliver all Services to ADT throughout the Term in compliance with the requirements of this Section 2.4 (the "Fixed Requirements"), except to the extent that such Fixed Requirements are specifically and expressly modified in a Change Order.

SECTION 2.5 SERVICE LEVELS

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     IFOX will ensure that its performance of the Services will meet or exceed each of the applicable Service Levels hereunder, unless IFOX and ADT otherwise agree in writing in a Change Order that some other standard of performance will apply to a particular Service or function. If the Service is inoperable or unavailable to ADT (other than as a result of the causes excluded in Section 2.7) for any period during Term, the Monthly Base Charges shall abate and/or, if previously paid by ADT, shall be refunded to ADT, on a pro-rata basis for the period of such inoperability or unavailability, in addition to ADT's other rights and remedies for such failure hereunder, at law, or in equity.

SECTION 2.6 REVIEW AND REVISION OF SERVICE LEVEL

     Periodically, as appropriate, or as agreed in the relevant Schedules, and at least once during each Contract Year, the parties will review the Service Levels and, if they agree, adjust the Service Levels to reflect appropriate changes in circumstances, including without limitation: (a) adjusting Service Levels to reflect improved performance capabilities associated with advances in the technology and methods used generally to perform similar services or (b) adjusting Service Levels to reflect service or resource reductions requested or approved by ADT. Any such mutually agreed upon changes will be solely by Change Order or other written agreement signed by IFOX and ADT amending the applicable Schedules.

SECTION 2.7 EXCLUSIONS

     Degradations of system performance occurring after IFOX provides ADT with written notice thereof will not constitute IFOX's failure to meet applicable Service Levels if any such noticed degradation or failure is attributable, directly and solely, to any one or more of the following causes:

     a.   Force Majeure Events (as defined in Section 5.6);

     b.   ADT's negligent errors, omissions, or breaches of this Agreement;

     c. Negligent acts or omissions of ADT's third party contractors (other than IFOX, its Affiliates, or any of their respective employees, agents, representatives, or contractors (each, an "IFOX Entity"));

     d. IFOX's compliance with specific, authorized instructions given by the ADT Project Executive (or its designees acting within the scope of their authority) to IFOX after the Commencement Date, including, but not limited to, ADT's refusal to approve IFOX's performance of regularly scheduled maintenance of Equipment in accordance with the Equipment manufacturer's maintenance schedule for such Equipment;

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     e.   Infringements of third party proprietary rights by ADT or its third party contractors (other than an IFOX Entity);

     f. Willful misconduct or violations of law by ADT or its third party contractors (other than an IFOX Entity);

     g.   Material defects in Application Software not created by any IFOX
          Entity;

     h. Initial manifestations of latent, material defects in Third Party Software, provided that (and for so long as) such defects (i) were unknown to IFOX at the time it procured the Third Party Software, (ii) could not be detected or prevented by IFOX's performance of the Services applicable to such Third Party Software as required hereunder, and (iii) cannot be cured by IFOX despite its continued performance of the Services with respect to such Third Party Software in accordance with this Agreement ("Third Party Software Defects");

     i. Service or resource reductions requested or approved by ADT and agreed by IFOX and ADT through Change Orders;

     j.   Material Operations Changes;

     k. Failures to meet Service Levels due to IFOX's operating ADT's disaster recovery plan in accordance with its terms as described in Schedule A; or

     l. Testing of the IBM Mainframe by "ADT's Auditors" during any audit conducted pursuant to Section 2.11.

Notwithstanding the foregoing, failures to meet Service Levels resulting from Force Majeure Events and Third Party Software Defects shall be included for the purposes of Section 11.4.

SECTION 2.8 SPECIFIC CHANGES RELATED TO DELIVERY OF THE SERVICES

     IFOX will provide, pay for, maintain, support and manage all IFOX and subcontractor resources used to provide Services as required by this Agreement, at IFOX's cost and expense. Except as may be necessary on an emergency basis to maintain the continuity of the Services at no additional charge to ADT, IFOX shall not, without ADT's prior written consent (which consent shall not be unreasonably withheld), modify either the (i) composition or nature of the Services or (ii) manner in which the Services are provided or delivered to ADT. Subject to compliance with the Fixed Requirements, IFOX reserves the right to make temporary resource changes only as is absolutely necessary to continue performing Services for ADT in the event of any emergency caused by a Force Majeure Event, at no additional charge to ADT. Except for ADT's payment of Reimbursable

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Expenses to IFOX as provided herein, IFOX shall, at its sole cost and expense, under Third Party Contracts, procure, provide, maintain, administer, support, and pay for any and all manpower, tangible and intangible property (including, but not limited to, all Third Party Software and Equipment), facilities, services, software, hardware, and other resources of any kind or nature whatsoever used or required to perform the Services for ADT in accordance with terms and conditions contained herein.

SECTION 2.9  RIGHT TO PERFORM SERVICES FOR OTHERS

     ADT recognizes that IFOX's personnel providing Services to ADT under this Agreement may perform similar services from time-to-time for other persons, and this Agreement will not prevent IFOX from using such personnel (or any Equipment other than that the Equipment excluded below) for the purpose of performing such similar services for such third parties (collectively, "Competing Services"), including competitors of ADT; provided, however, that (i) IFOX complies with its obligations concerning ADT's Confidential Information and Proprietary Rights, and (ii) IFOX does not use the IBM Mainframe, any Third Party Software not procured by IFOX under an enterprise license, Application Software, or any property or services for which ADT has reimbursed IFOX in full hereunder (collectively, "ADT Resources") to provide or perform any Competing Services; it being agreed that all ADT Resources shall be dedicated solely and exclusively to ADT and IFOX's performance of the Services for ADT hereunder, and for no other purpose whatsoever.

     Similarly, ADT is retaining IFOX to perform the Services and any Additional Services on a non-exclusive basis, and ADT may, during the Term, and without waiving any default by IFOX hereunder, itself internally perform and/or retain third party suppliers, including, but not limited to, competitors of IFOX, to perform any service, function, responsibility, activity or task that is within the scope of the Services or would constitute an Additional Service hereunder.

SECTION 2.10 SUBCONTRACTS

     IFOX shall not disclose any of ADT's Confidential Information to any IFOX Affiliate, subcontractor, or agent (collectively, "Subcontractor(s)") without ADT's prior written consent. IFOX may delegate performance of any of its duties, obligations and responsibilities hereunder (except for housing the IBM Mainframe) to any Subcontractor at IFOX's sole cost and expense; except that (i) IFOX may not delegate such performance to any entity which is itself or any of whose Affiliates are direct or potential competitors of ADT or to any vendors which are themselves or any of whose Affiliates are in the electronic security industry without ADT's prior written consent, (ii) IFOX may not provide any Subcontractor with any access to the IBM Mainframe or ADT Confidential Information without ADT's prior written consent; (iii) IFOX may not provide any Subcontractor with any access to the IBM Mainframe or ADT Confidential Information until such Subcontractor has executed and delivered to IFOX a nondisclosure agreement consistent

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with Section 6.1 and the terms of this Agreement, and (iv) IFOX may not delegate or subcontract a material portion of the Services to any individual
Subcontractor or any group of Subcontractors taken in the aggregate. IFOX shall cause each Subcontractor to comply with (A) its respective nondisclosure agreement, and (B) all of IFOX's applicable obligations hereunder, and IFOX shall remain responsible and liable to ADT for any failure by any Subcontractor to so comply. IFOX will also remain directly and primarily responsible to ADT for (I) the timely and proper performance of all delegated and subcontracted Services and obligations in accordance with the terms and conditions of this Agreement, (II) safeguarding ADT's Confidential Information disclosed to or used by IFOX's Subcontractors in accordance with the Nondisclosure Agreement, and
(III) all other acts and omissions of each of its Subcontractors to the same extent as if such acts or omissions were committed by IFOX itself.

SECTION 2.11 AUDITORS

     IFOX will assist ADT and ADT's Affiliates in meeting their audit and regulatory requirements, as they relate to IFOX and the Services, to enable ADT, ADT's Affiliates and their respective auditors ("ADT AUDITORS") to conduct appropriate audits as required by law, generally accepted accounting principles, generally accepted accounting standards, industry practices, or which have been customarily performed by ADT or ADT's Affiliates. ADT, ADT's Affiliates and ADT Auditors will have access to ADT's data and to IFOX's records concerning the Services and IFOX's performance thereof, the Charges, Out of Pocket Expenses, and the Reimbursable Expenses, but will otherwise have no access to other IFOX data, data of other IFOX clients, or IFOX's costs. ADT Auditors will observe such security procedures as IFOX may reasonably require to protect its proprietary information and that of its clients. If IFOX's provision of services related to an audit or other review by ADT, ADT's Affiliates, or an ADT Auditor under this Section 2.11 ("Audit(s)"), including, but not limited to, the initial financial or technical audit conducted during any Contract Year, requires IFOX to use additional computer resources which IFOX would not otherwise use in the performance of the Services, then ADT will pay IFOX for such reasonable, additional usage of such computer resources at rates mutually agreed upon between ADT and IFOX in writing in advance (collectively, "Mutually Agreed Upon Rates"); provided, however, that prior to utilizing any such additional computer resources, IFOX shall advise ADT of same and obtain ADT's prior written approval thereto. If IFOX's provision of services related to an Audit, excluding the initial financial or technical Audit conducted during any Contract Year by ADT, an ADT Affiliate, or an ADT Auditor (the "Initial Audit Resource Exemption"), requires IFOX to use additional resources other than computer resources (collectively, "Miscellaneous Resources") which IFOX would not otherwise use in the performance of the Services, then ADT will pay IFOX for such reasonable, additional Miscellaneous Resources at the rates specified for Additional Services in Section 6 of Schedule C, or if no rate is so specified, at Mutually Agreed Upon Rates; provided, however, that prior to utilizing any such additional Miscellaneous Resources, IFOX shall advise ADT of same and obtain ADT's prior written approval thereto.

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     ADT, ADT Affiliates, and the ADT Auditors may, at ADT's expense, also (1)
verify the accuracy of Charges and Reimbursable Expenses billed to ADT; (2) examine IFOX's performance of the Services, including auditing (A) general controls and security practices and procedures, and/or (B) disaster recovery and back-up procedures; and/or (3) conduct any other Audit necessary to enable ADT and/or ADT's Affiliates to meet applicable regulatory requirements. Any Audits conducted pursuant to this Section 2.11 will be at ADT's expense; provided, however, that all reasonable costs incurred by ADT in conducting any such financial Audit shall be reimbursed by IFOX in the event that such financial Audit reveals payment errors in ADT's favor of five percent (5%) or more. ADT's audit rights will survive expiration or termination of this Agreement for a period of three (3) years. IFOX will maintain accurate, complete, and timely books and records establishing an audit trail of all Charges and Reimbursable Expenses and all other transactions relating to this Agreement for three (3) years following completion of the relevant Contract Year. IFOX shall provide all such books and records to ADT, ADT's Affiliates, and the ADT Auditors for inspection and copying during each Audit.

     At ADT's request, IFOX will permit and assist third parties designated by ADT, including, but not limited to, ADT's "affinity partners," in their performance of audits and reviews of the books, records, and systems available for audit and review by ADT Auditors (collectively, "Third Party Audits"). Third Party Audits shall be subject to the same rates, terms, and conditions as are applicable to ADT Audits; provided, however, that there shall be no Initial Audit Resource Exemption for any Miscellaneous Resources expended by IFOX in any Third Party Audit.


                         ARTICLE 3. ADT RESPONSIBILITIES


SECTION 3.1 ADT PROJECT EXECUTIVE

     ADT will designate, prior to the Commencement Date, a person who will be the ADT Project Executive. ADT may change the ADT Project Executive from time-to-time on reasonable written notice to IFOX.

SECTION 3.2  Intentionally Deleted

SECTION 3.3  Intentionally Deleted

SECTION 3.4 SOFTWARE MAINTENANCE AND UPGRADES

     Effective on the Commencement Date and continuing, during the Term, IFOX will provide and be responsible for the day-to-day maintenance and support of and for all software listed on Schedule D (a.k.a., the Third Party Software). All maintenance and

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support of Third Party Software (including, but not limited to, procurement, installation, testing, support, and maintenance of all upgrades and updates of and to Third Party Software) shall be provided and performed by IFOX as part of the Services and is included in the Base Charges.

     ADT may, through the Change Order process, direct IFOX to install and operate any new or upgraded or additional Third Party Software not listed on Schedule D (collectively, "New Third Party Software"). All costs for licenses, upgrades, or additional maintenance for New Third Party Software are Reimbursable Expenses, and IFOX shall be paid for such costs in accordance with Schedule C.

SECTION 3.5 SUPPORT SERVICES

     Subject to the terms and conditions contained in this Agreement, ADT will:

     a. perform its responsibilities, in all material respects, in accordance with the Schedules and otherwise in accordance with ADT's practices and policies as of the Commencement Date;

     b.   Intentionally Deleted;

     c. make responsible members of its organization reasonably available on a part-time basis as and when reasonably required to consult with IFOX concerning the Services;

     d. give all reasonable assistance and, subject to the prior, written agreement of ADT, be responsible for such other activities and functions as may be so specifically agreed upon by ADT and are reasonably required to enable IFOX to provide the Services; and

     e. perform, in all material respects, the other functions and services specifically required to be performed by ADT under this Agreement, including in the attached Schedules.

                     ARTICLE 4. NONSOLICITATION OF EMPLOYEES


     During the Term and for one (1) year thereafter, no Party will directly or indirectly solicit any employee of another Party to leave such other Party's employ in order to accept employment with the first Party, its Affiliates, actual or prospective contractors, or any person acting in concert with the first Party, without the other Party's prior written consent. The Parties agree that a Party that breaches this Article 4 shall pay the injured Party an amount equal to the applicable person's then current annual salary as liquidated damages, and not as a penalty, for such breach.

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                       ARTICLE 5. CONTRACT ADMINISTRATION


SECTION 5.1 STEERING COMMITTEE

     On or prior to the Commencement Date, IFOX and ADT will establish a six (6) person Steering Committee by designating in writing three (3) members each. IFOX and ADT each may at any time change one or more of its designated members upon written notice to the other Party. The Steering Committee will: (a) review performance objectives and measurements on a quarterly basis and (b) attempt to resolve disputes between IFOX and ADT.

SECTION 5.2 REQUEST FOR CHANGE IN SERVICES

     All requests by ADT or IFOX for changes or additions to the Services or Service Levels or Charges or any other aspect of this Agreement are subject to the procedures concerning Change Control Documents and Change Orders ("Change Control Procedures") in this Article and shall require and be only as set forth in a Change Order. ADT may at any time during the Term request that the Services or Service Levels be revised to accommodate ADT's business requirements. IFOX may at any time propose changes through preparation, at IFOX's expense, and delivery to ADT of a Change Control Document, as provided below.

SECTION 5.3 IFOX'S RESPONSE TO A REQUEST

     The IFOX Account Executive will assess the impact of the desired change on:
(a) the total cost of the Services; (b) the Service Levels; and (c) any further areas which, in the reasonable opinion of the IFOX Account Executive, are likely to be affected by the requested change. IFOX will prepare a Change Control Document describing the change, the cost of the change, any effect upon Service Levels, and other particulars.

SECTION 5.4 OFFER TO PROVIDE REVISED SERVICE

     The Change Control Document from IFOX will constitute an offer by IFOX to deliver the requested Services hereunder with the associated changes to price, payment terms, delivery schedules and related areas as set forth in the Change Control Document. Such offer will be irrevocable for ten (10) business days after receipt.

SECTION 5.5 ACCEPTANCE OF OFFER BY ADT

     If ADT accepts IFOX's offer by signing the Change Control Document, the sections of this Agreement and Schedule(s) affected by the change will be deemed amended to

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incorporate the change or, at IFOX's option, IFOX will prepare a new schedule to this Agreement which, upon execution by IFOX and ADT, will be deemed a "Schedule" for purposes of this Agreement and will be incorporated by reference. No Change Control Document shall be implemented unless signed by ADT and IFOX. Unless such Change Control Document expressly provides otherwise, all revised Services and Additional Services shall be provided during the originally stated Term and shall terminate concurrently with the Services.

SECTION 5.6 FORCE MAJEURE EVENTS

     IFOX shall not be liable to ADT, and ADT shall not be liable to IFOX, for any default or delay in the performance of its obligations under this Agreement if and to the extent such default or delay (each, a "Force Majeure Event"):

     a. is caused by a fire, flood, earthquake, elements of nature or acts of God; acts of war, terrorism, riots, civil disorders, rebellions or revolutions; strikes, lockouts, or labor difficulties (including in the case of any Party's performance, labor difficulties affecting another Party), Equipment failures, software failures, computer viruses, malicious acts of third parties, interruption of telecommunications service or any other similar cause beyond the reasonable control of such Party; that

     b. could not have been prevented by reasonable precautions (including, without limitation, standard commercial antivirus products and procedures, emergency power supplies, any back-up systems that IFOX is required to maintain and other measures that are standard in the industry); and that

     c. cannot reasonably be circumvented by the non-performing Party through the use of alternate sources, workaround plans or other means; provided, however, that:

     d. the delayed or non-performing Party will be excused from performance of the obligations so affected hereunder only: (i) for as long as such circumstances causing its default or delay prevail and such Party continues to use commercially reasonable efforts to recommence performance or observance whenever and to whatever extent possible without delay, and (ii) any Party so delayed or prevented in its performance will immediately notify the other by telephone and describe at a reasonable level of detail the circumstances causing such delay or failure (to be confirmed in writing within twenty-four
          (24) hours after the inception of such delay).


                       ARTICLE 6. CONFIDENTIAL INFORMATION

SECTION 6.1 CONFIDENTIAL INFORMATION

     As used herein, the term "Confidential Information" shall mean any and all tangible and intangible information, data, and materials, in any medium whatsoever, whether written, oral, electronic, or otherwise (collectively, "Information"): (i) which is disclosed or otherwise made available in connection with this Agreement, Services, and/or Additional Services by or behalf of one Party (the "Disclosing Party"), its Affiliates, or any of its and their respective employees, agents, consultants, advisors, or contractors (collectively, "Representatives") to another Party (the "Receiving Party"), regarding the Disclosing Party, its Affiliates, and/or its and their respective businesses, customers, operations, vendors, facilities, computer systems, security procedures, disaster recovery procedures, assets, and/or finances, and/or (ii) with respect to ADT (which shall, for the purposes of this Section 6.1, be deemed the Disclosing Party with regards to the Information described in this item (ii)), (A) the Application Software and (B) any and all Information transmitted, received, created, generated, collected, stored, compiled, and/or processed (1) on, to, with, or by the IBM Mainframe and/or any temporary or permanent replacement, substitute, or successor thereto or (2) otherwise by IFOX or any of its Representatives for ADT and/or its Affiliates in connection with this Agreement, the Services, and/or Additional Services. The term "Confidential Information" shall be deemed to include, without limitation, all notes, analyses, extracts, summaries, compilations, studies, interpretations or other Information prepared by the Receiving Party which contain, reflect or were based upon, in whole or in part, the Confidential Information of the Disclosing Party. The term Confidential Information does not include Information which: (i) is or becomes generally available to the public other than as a result of the disclosure by the Receiving Party, (ii) was within the Receiving Party's possession prior to it being furnished to the Receiving Party by or on behalf of the Disclosing Party pursuant hereto and/or, with respect to ADT's Confidential Information, prior to being transmitted, received, created, generated, collected, stored, compiled, and/or processed in the manner described above, provided that the source of such information was not known by the Receiving Party to be bound by a confidentiality agreement with, or under contractual, legal or fiduciary obligation of confidentiality to, the Disclosing Party, (iii) becomes available to the Receiving Party on a non-confidential basis from a source other than the Disclosing Party, provided that the source of such information was not known by the Receiving Party to be bound by a confidentiality agreement with, or under contractual, legal or fiduciary obligation of confidentiality to, the Disclosing Party, or (iv) is independently developed by the Receiving Party and does not constitute, contain, reflect, and is not based upon, in whole or in part, the Disclosing Party's Confidential Information.

     The Receiving Party agrees that it will use the Disclosing Party's Confidential Information solely to perform its obligations under this Agreement during the Term (and as is necessary to perform any "Transition Services" under Section 11.7 thereafter), that the Disclosing Party's Confidential Information will be kept confidential, and that the Receiving Party will not, in any manner, directly or indirectly, disclose any of the Disclosing Party's Confidential Information to any third party, except to its Representatives who have a "need to know" such Confidential Information to perform the Receiving Party's obligations or exercise its rights hereunder, and if such Representative is an IFOX Subcontractor, has fulfilled all of the requirements of Section 2.10, provided, however, that the Receiving Party may make any disclosure of such information as to which the Disclosing Party gives its prior written consent.

     In the event that the Receiving Party is requested or required by subpoena, court order or other similar legal process to disclose any of the Disclosing Party's Confidential Information, the Receiving Party shall provide the Disclosing Party with prompt written notice of any such request such that the Disclosing Party may, at its sole option, cost, and expense, seek to contest or limit such disclosure by way of protective order, injunction, or otherwise. Upon the Disclosing Party's failure to obtain an injunction or protective order against such requested or required disclosure, the Receiving Party may disclose only that portion of the Disclosing Party's Confidential Information as it is required to disclose in order to be in compliance with the law or court order.

     Upon the earlier of (i) any termination or expiration of this Agreement under any circumstances whatsoever (each, an "Agreement Termination"), including, but not limited to, any termination of this Agreement by IFOX or ADT for the other party's uncured, material default, (ii) the request of the Disclosing Party for any reason whatsoever, the Receiving Party will promptly destroy all Confidential Information of the Disclosing Party then in the Receiving Party's or any of its Representatives' possession and/or control, except that IFOX may retain and continue to use any ADT Confidential Information which is necessary for IFOX to perform the Transition Services requested by ADT until such time as such Transition Services are completed or terminated; whereupon IFOX shall destroy all such Confidential Information and otherwise comply with its obligations under this Section 6.1. Without limiting any of IFOX's obligations under the preceding sentence, IFOX shall purge all ADT Confidential Information from the IBM Mainframe and all of IFOX's principal and back-up computer systems on the date requested by ADT on or after the effective date of any Agreement Termination (each, a "Termination Date"). No copy, summary, or extract of the Disclosing Party's Confidential Information shall be retained by the Receiving Party in any medium whatsoever. An officer of the Receiving Party shall promptly certify in writing to the Disclosing Party that such destruction has been completed. Notwithstanding the destruction of the Disclosing Party's Confidential Information by the Receiving Party, the Receiving Party will continue to be bound to the Receiving Party's obligations of confidentiality and other obligations hereunder.

     The Parties' respective confidentiality and use restriction obligations under this Section 6.1 shall expire ten (10) years from the Commencement Date.

     This Article 6 is in addition to (and not in replacement of) the Nondisclosure Agreements. The Nondisclosure Agreements shall remain in full force and effect and shall continue to apply to and govern all "Confidential Information" disclosed thereunder in accordance with their terms.

     Each Party shall be and at all times remain the sole and exclusive owner of all of its Confidential Information (and all Proprietary Rights therein), and neither the disclosure of such Confidential Information to, nor the acquisition, compilation, generation, acquisition, or use of any Confidential Information by, any other Party will create or grant any express or implied right, title, license, or interest in or to such Confidential Information to or in the Receiving Party.

     In addition to all of its other confidentiality obligations hereunder, IFOX shall implement, maintain, and adhere to security procedures to ensure that ADT Confidential Information is not accessible by any ADT competitor under any circumstances whatsoever.

SECTION 6.2 PUBLICITY

     Except as required by law, neither Infocrossing nor Alicomp may issue any press release, distribute any advertising or sales literature, or make any public announcement or disclosure concerning this Agreement or its business relationship with ADT without ADT's prior written consent, which ADT may withhold in its sole discretion. If Infocrossing or Alicomp is required by law (including, but not limited to, federal securities laws) to file or publicly disclose this Agreement or any portion hereof with the United States Securities and Exchange Commission or otherwise, then prior to making such filing or disclosure, Infocrossing and Alicomp shall obtain from ADT a version of this Agreement identifying all provisions of this Agreement deemed by ADT to proprietary or confidential and shall seek redaction and maximum protection and confidential treatment of all such provisions to the fullest extent permitted by law.

SECTION 6.3 ACCESS

     On ADT's request, IFOX shall, upon receiving the notice (if any) required below, provide unrestricted access (except as otherwise limited by ADT) to ADT's data files, the Equipment (including, but not limited to, the IBM Mainframe), ADT Resources, and the portion of the IFOX Outsourcing Center used to perform the Services or Additional Services, to: ADT's internal and outside auditors; ADT authorized third parties ("ATP(s)"), including, but not limited to, "Third Party Vendors" (as defined herein); ADT authorized staff; and other authorized ADT designees (collectively, "On-Site Access"). IFOX shall provide such On-Site Access at all times during the Term (i) on three (3) days prior written, verbal, or electronic notice of any non-emergency request for such On-Site Access made by ADT, and (ii) immediately upon IFOX's receipt of any emergency request for On-Site Access made by ADT. Each of ADT's authorized personnel, auditors, Third Party Vendors, and other ATPs shall be required to comply with IFOX's reasonable security procedures while engaged in On-Site Access at the IFOX Outsourcing Center, and each of ADT's authorized Third Party Vendors engaged in two (2) or more consecutive days of On-Site Access shall be required to enter into a nondisclosure agreement with IFOX reasonably acceptable to IFOX containing substantially the same terms, conditions, and protections of IFOX's Confidential Information as Section 6.1. In providing any On-Site Access, IFOX will comply with all of ADT's then-prevailing policies and procedures concerning authorization for access to ADT's data files and systems, as same may be modified by ADT from time-to-time in its sole discretion. ATP(s) may include, without limitation, successor and replacement Service providers (collectively, "Successor Service Providers") and third party vendors and/or suppliers of installation, maintenance, support, update, and upgrade services, technology, software (including, but not limited to, Application Software), and hardware, which, in each case have been authorized by ADT to access ADT's data files (collectively, "Third Party Vendors"). At no time will any ADT data files be stored or held in a form or manner not readily accessible to ADT. IFOX shall provide the ADT's Project Executive, and each ADT representative on the Steering Committee with all passwords, codes, comments, keys, documentation, and the location of all ADT data files promptly upon the request of such individual, including, but not limited to, any Equipment and software keys and such information as to format, encryption (if any) and any other specification or information necessary for ADT to retrieve, read, or revise and/or maintain such data files.


                        ARTICLE 7. INTELLECTUAL PROPERTY

SECTION 7.1 ADT LICENSES

     All Application Software (and all Proprietary Rights therein) shall be and will remain solely the property of ADT or its Affiliates (as applicable). IFOX acquires no right, title or interest in any Application Software hereunder, other than the limited rights specifically granted under the "ADT Application Software License" given below. Subject to the terms and conditions of this Agreement, ADT hereby grants to IFOX, and IFOX hereby accepts from ADT, a limited, personal, nonexclusive, nontransferable, royalty-free license (without right of sublicense or assignment) to (i) install and house the Application Software on the IBM Mainframe during the Term (and thereafter to the extent necessary to perform the Transition Services requested by ADT) for ADT's sole and exclusive access and use, and (ii) copy such Application Software for archival/disaster recovery purposes during the Term (and thereafter to the extent necessary to perform the Transition Services requested by ADT), in all cases, solely to perform Services and Transition Services for ADT during the Term and thereafter as provided herein and for no other purpose (the "ADT Application Software License"). Upon any Agreement Termination, the ADT Application Software License (and all of IFOX's rights thereunder) will automatically terminate and be deemed revoked effective as of the Termination Date, and the ADT Application Software License and all rights granted IFOX in this Section 7.1 shall immediately revert to ADT, except that the ADT Application Software License shall continue and extend after the Termination

Date to the extent necessary to permit IFOX to perform Transition Services requested by ADT, and upon any completion or termination of such Transition Services, the ADT Application Software License and all rights granted IFOX in this Section 7.1 shall automatically and immediately terminate and revert to ADT.

SECTION 7.2 IFOX LICENSES

     Subject to the terms and conditions of this Agreement, upon any Agreement Termination and payment of all undisputed amounts due hereunder, IFOX agrees, if requested by ADT and at no additional charge to ADT, to license ADT or a Successor Service Provider designated by ADT to use, execute, reproduce, display, perform and modify such software, if any, owned by IFOX as is reasonably necessary to ADT's continuing operations and to the performance of similar services by ADT or a Successor Service Provider (collectively, "IFOX Software"). All such licenses will be non-exclusive, perpetual, irrevocable, and royalty free and shall be in writing and in form and substance reasonably satisfactory to IFOX and ADT, and contain customary provisions for the protection of IFOX's intellectual property consistent with this Agreement. ADT will be required to pay standard maintenance and support charges for such software following expiration or termination of this Agreement.

SECTION 7.3 THIRD PARTY INTERESTS

     ADT's interest in and obligations with respect to any programming, materials, or data to be obtained by it from third party vendors, regardless of whether obtained with the assistance of IFOX, shall be determined in accordance with the agreements and policies of such vendors.

SECTION 7.4 INFRINGEMENTS

     Each Party represents, warrants, and covenants to and with each other Party that it shall perform its responsibilities (including the Services) under this Agreement in a manner that does not infringe or constitute an infringement, violation, or misappropriation of any Proprietary Right of any third party (each, an "Infringement").

SECTION 7.5 DEVELOPED SOFTWARE

     The Proprietary Rights in and to any and all software developed by IFOX for ADT shall be subject to a separate, written software development agreement satisfactory in form and substance to the Parties and their legal counsel.

SECTION 7.6  NOTICE OF OTHER SOFTWARE.

     IFOX shall promptly notify ADT in writing of all software (other than Third Party Software) needed or used by IFOX to perform Services for ADT, identifying all such software by name, owner or licensor, and version and release number. The foregoing software includes all IFOX Software and all software licensed, purchased, or otherwise procured from third parties, including tools, but excepting Third Party Software.


                         ARTICLE 8. CHARGES AND PAYMENT


SECTION 8.1 INVOICING

     Infocrossing will invoice ADT monthly in advance on the first business day of each month for the Charges described in Schedule C, except as otherwise provided herein. Each invoice will separately state Charges for each category of Service, as well as Reimbursable Expenses and applicable taxes owed by ADT hereunder, in such detail as the Schedules require, or ADT may reasonably request in order to allocate Charges among ADT's business units. Charges for IFOX's procurement of Third Party Software will be billed upon IFOX's deployment of such Third Party Software for performance of the Services. Charges for consulting services or other Additional Services which may from time to time be authorized by ADT in an executed Change Control Document shall be billed monthly in arrears unless otherwise agreed in such Change Control Document.

     The Charges and Reimbursable Expenses specified on Schedule C constitute payment in full for the Services (exclusive of any Additional Services). No other amounts shall be billed to or payable by ADT for the Services.

SECTION 8.2 PAYMENT

     Subject to the terms and conditions contained herein, ADT will pay Infocrossing the Monthly Base Charges described in 2.0 of Schedule C (as may be amended from time-to-time pursuant to this Agreement) ("Monthly Base Charges") without invoice no later than the 15th calendar day of the month during which IFOX provides the Services. In the event that IFOX fails or ceases to provide any or all of the Services described in Schedule A, other than through the Change Control Procedures pursuant to this Agreement, ADT's obligation to pay the Monthly Base Charges for such Services, shall be reduced accordingly, which reduction shall be in addition to all of ADT's other rights and remedies hereunder, at law, or in equity for such cessation of Services. Infocrossing shall invoice ADT for all Reimbursable Expenses on a monthly basis in arrears after same are incurred and paid by IFOX (except for Third Party Software, which shall be billed upon its deployment by IFOX for performance of the Services), and ADT shall pay the amount due hereunder for such Reimbursable Expenses within thirty (30) days of its receipt of such invoice. This Section 8.2 shall survive expiration or termination of this Agreement with respect to any Charges due and payable by ADT hereunder at the time of such expiration or termination.

     Alicomp hereby irrevocably authorizes ADT to pay all Charges, Reimbursable Expenses, and any other amounts due hereunder directly to Infocrossing, and each such payment by ADT to Infocrossing shall also constitute ADT's payment of such amounts to Alicomp. Infocrossing shall be solely and exclusively responsible for disbursing to Alicomp any and all amounts paid by ADT to Infocrossing which may be due Alicomp for any Services (or otherwise), and Alicomp agrees to look solely and exclusively to Infocrossing for payment of such amounts without any recourse against or to ADT whatsoever.

SECTION 8.3 CURRENCY

     All Charges and Reimbursable Expenses will be invoiced and paid in U.S. dollars.

SECTION 8.4 INTEREST

     Amounts not paid when due will bear interest from the date payment is due until the date payment is made at a rate equal to the lesser of (a) one percent (1%) per month or (b) the maximum amount allowed by law.

SECTION 8.5 PRORATION

     All periodic Charges (including the Monthly Base Charges but excluding Charges based upon actual usage or consumption of Services) are to be computed on a monthly basis and will be prorated for any partial month, unless specifically stated otherwise in this Agreement. No Charges or Reimbursable Expenses shall accrue or be due from ADT for any period after any Termination Date, except for any amounts due for "Transition Services" pursuant to Section 11.7, which amounts shall be billed and paid (i) as "Additional Services" and
(ii) in lieu of any Monthly Base Charges.

SECTION 8.6 COST OF LIVING ADJUSTMENT

     Monthly Base Charges will be subject to an annual cost of living adjustment after completion of the first Contract Year as provided in 4.0 of Schedule C. Within sixty (60) days after the end of any Contract Year, IFOX and ADT will determine the adjustment, if any. All such adjustments will be based upon the Consumer Price Index - All urban Consumers, U.S. City Average, All Items, Not Seasonally Adjusted Base Period, 1982-84 = 100 ("CPI"), published monthly by the Bureau of Labor Statistics of the U.S. Department of Labor, or any successor index published by the Bureau of Labor Statistics or a successor agency of the U.S. Government. If the Bureau of Labor Statistics redefines the base year, IFOX and ADT will adjust their calculations by using an appropriate conversion formula. Monthly Base Charges for the new Contract Year will be adjusted by a fraction, the numerator of which is the CPI for the calendar month immediately before the commencement of the prior Contract Year and the denominator is the CPI for the calendar month of the prior Contract Year. Notwithstanding anything to the contrary, Monthly Base

Charges for Services in a subsequent Contract Year will not be lower than Monthly Base Charges for Services in the preceding Contract Year, as a result of the application of this Section 8.6.

SECTION 8.7  Intentionally Deleted.

SECTION 8.8 TAXES

     ADT will pay all taxes, assessments, fees and other governmental charges of any kind (including, without limitation, sales, use, or excise taxes) levied by any government authority directly upon any amount paid by ADT to IFOX hereunder and any transaction taxes levied by any government authority directly upon the value of the Services provided by IFOX to ADT hereunder, which are, in each case, required to be collected and remitted by IFOX to such government authorities under applicable law (collectively, "Taxes"). No Party will have any obligation for (without limitation) (i) any other Party's value added, franchise, or alternative minimum taxes, or (ii) any tax, assessment, fee, or government charge of any kind imposed or based upon any other Party's: real, personal or intangible property; assets; gross receipts; gross income; net income; net worth; capital; or presence or doing business in any jurisdiction.

SECTION 8.9 EXPENSES

     ADT will pay to or reimburse IFOX for all Reimbursable Expenses designated in Schedule C as and when invoiced in the manner provided above. No amount shall be a Reimbursable Expense hereunder unless it is (i) specifically designated as such in the Agreement, and (ii) authorized by ADT in writing in advance before it is incurred, unless specifically excluded from such pre-authorization requirement by Schedule C. All other expenditures by IFOX shall be on its account and at its sole cost and expense.


                    ARTICLE 9. REPRESENTATIONS AND WARRANTIES


SECTION 9.1 MUTUAL REPRESENTATIONS AND WARRANTIES

Each Party represents and warrants to the other as follows on the Commencement
Date:

     a. it is a corporation duly incorporated and organized and validly existing under the laws of its jurisdiction of incorporation;

     b. it has all necessary corporate power to own and hold its property and assets and to carry on its business as presently conducted and it is duly and properly qualified to carry on its business in those jurisdictions where qualification is necessary for the conduct of its business;

     c. it has all necessary corporate power to enter into this Agreement and to perform its obligations hereunder and the execution and delivery of this Agreement and the completion of the transactions contemplated in this Agreement by it have been duly authorized by all necessary corporate actions on its part;

     d. this Agreement constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms; and

     e. execution and performance of this Agreement by it will not breach the terms of any law, regulation, judgment, instrument, agreement, charter or by-law provision binding or applicable to it or create circumstances that would, with notice or lapse of time, or both, constitute breach.

SECTION 9.2 ADT REPRESENTATIONS AND WARRANTIES

     ADT represents and warrants to IFOX that:

     a. ADT's use of any Application Software on the Commencement Date does not violate any copyright, patent or other Proprietary Right of any third party.

     b. The ADT Application Software License (including, but not limited to, housing of the Application Software on the IBM Mainframe in accordance therewith) for ADT's access and use in conjunction with the Services as contemplated hereunder does not violate any (i) Proprietary Right of any third party in such Applications Software, or (ii) license agreement between ADT and a third party for such Applications Software.

SECTION 9.3  IFOX REPRESENTATIONS AND WARRANTIES

     IFOX represents and warrants to ADT as follows:

     a. To the best of IFOX's knowledge, IFOX's use of the Third Party Software and its performance of the Services does not and shall not violate, infringe upon, or misappropriate any third party's Proprietary Rights.

     b. Subject to the limitations and exclusions described by this Agreement and the accompanying Schedules, IFOX warrants that the Services will be performed in a professional manner, consistent with good practice in its industry. If ADT data contains any errors caused by malfunction of IFOX's Equipment or software, or by operational errors of IFOX or its personnel or subcontractors, or by any other failure by IFOX to properly perform the Services, IFOX will, without additional charge to ADT, promptly rerun, revise or supplement such effected data, as ADT may reasonably request to correct such errors to ADT's satisfaction ("Data Reprocessing"). ADT will give IFOX prompt notice, with reasonable particulars, of any claims under this Article 9, and Data Reprocessing shall be in addition and without prejudice to ADT's other rights and remedies under this Agreement, at law, or in equity.

     c. IFOX will perform and provide all Services: (i) using only properly qualified, skilled, competent, experienced, and trained personnel, and
          (ii) in material compliance with all federal, state, and local statutes, laws, regulations, ordinances, and other legal requirements.

     d. All amounts paid by ADT for Third Party Software shall accrue solely for the specific Third Party Software licenses used by IFOX to provide Services for ADT hereunder.

SECTION 9.4 DISCLAIMERS

     a. IFOX does not warrant the accuracy of any advice, report, data or other product delivered to ADT which is produced with or from data or software provided by ADT to the extent that the accuracy is caused by an error in such data or software not caused by IFOX.

     b. Subject to IFOX's obligation to satisfy the Service Levels and provide the support Services hereunder, IFOX does not assure uninterrupted or error-free (a) operation of any computer, network or other computer system or (b) provision of any service.

     c. IFOX makes no representation or warranty regarding the accuracy and adequacy of ADT Software.

     d. THIS IS A SERVICE AGREEMENT. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, THERE ARE NO OTHER EXPRESS WARRANTIES BY ANY PARTY AND THERE ARE NO IMPLIED WARRANTIES OR CONDITIONS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

     e. If IFOX transfers to ADT any items of hardware or assigns licenses for Third Party Software to ADT (collectively, "Third Party Materials"), IFOX will, for no additional charge to ADT, concurrently assign and pass through to ADT, without modification, all of the manufacturer's, licensor's, or supplier's express and implied warranties (if any) and indemnitees on such Third Party Materials, to the extent that IFOX is contractually able to do so under such warranties and indemnitees (collectively, "Warranty Assignments"). Following any such Warranty Assignment for any Third Party Materials, the manufacturer's or supplier's warranties and indemnitees for such Third Party Materials shall be ADT's exclusive remedies with respect to such Third Party Materials for all defects and occurrences arising after such Warranty Assignment. IFOX MAKES NO REPRESENTATIONS, WARRANTIES OR CONDITIONS WITH RESPECT TO THIRD PARTY MATERIALS FOLLOWING SUCH WARRANTY ASSIGNMENT. IFOX DISCLAIMS ALL OTHER WARRANTIES, CONDITIONS, OR REPRESENTATIONS REGARDING SUCH THIRD PARTY MATERIALS, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, INCLUDING WARRANTIES OF MERCHANTABILITY, OR FITNESS FOR ANY PARTICULAR PURPOSE.

                              ARTICLE 10. REMEDIES


SECTION 10.1 INSURANCE

     Throughout the Term, Infocrossing, Alicomp, and each IFOX Subcontractor that provides or performs any of the Services shall maintain and keep in force, at its own expense, the following minimum insurance coverages and minimum limits (which may be provided under an excess umbrella policy that "follows form" with the underlying policy) covering the Services (collectively, "Insurance Policies"):

     (a) workers' compensation insurance, with statutory limits as required by the various laws and regulations applicable to the employees of IFOX and any IFOX Subcontractor that provides or performs any of the Services;

     (b) employer's liability insurance, for employee bodily injuries and deaths, with a limit of $1 million for each accident;

     (c) comprehensive or commercial general liability insurance, covering claims for bodily injury, death and property damage, including premises and operations, independent contractors, products, services and completed operations (as applicable to the Services), personal injury, contractual, and broad-form property damage liability coverages, with limits of $10 million per occurrence (the "CGL Policy"); and

     (d) errors and omissions insurance covering the Services, with a limit of $5 million per occurrence.


     All Insurance Policies shall: (i) provide coverage for all Services and operations of IFOX hereunder; (ii) be primary without right of contribution from any insurance carried by ADT; (iii) be issued by duly qualified insurance carriers who are reasonably satisfactory to ADT; and (iv) require that ADT be given not less than thirty (30) days prior written notice of cancellation, termination, non-renewal, or any material changes to the coverage provided thereunder. ADT shall be named as an additional insured on the CGL Policy. Prior to commencement of any Services and throughout the Term, IFOX shall deliver Certificates of Insurance and additional insured endorsements to ADT for the Insurance Policies evidencing compliance with this Section 10.1.

SECTION 10.2  Intentionally Deleted.

SECTION 10.3 NO CONSEQUENTIAL OR PUNITIVE DAMAGES


     In no circumstances (other than those excluded below) will IFOX be liable to ADT (or ADT be liable to IFOX) in contract, tort, for breach of warranty or otherwise, for any special, consequential (including, but not limited to, loss of interest, profit, or revenue), exemplary or punitive damages (collectively, "Consequential Damages") arising from any act or omission of IFOX or ADT, or its Affiliates, officers, agents and employees, or subcontractors in connection with this Agreement even if IFOX or ADT has been advised of the possibility of such Consequential Damages (the "Consequential Damage Waiver"). The Consequential Damage Waiver shall not apply to any Consequential Damages that (collectively, "Excluded Causes"): *


SECTION 10.4 LOSS OF DATA

     IFOX will maintain backup copies of ADT's data in accordance with Schedule A, but IFOX will in no circumstances have any liability for the loss or destruction of, or for corruption or disclosure of, any of the ADT's data caused by ADT's errors, the acts or omissions of third parties (excluding Subcontractors retained by IFOX to perform any of the Services), circumstances constituting a Force Majeure Event or circumstances arising from transmission over public telecommunications lines or transportation via commercial carriers in compliance with the security requirements hereunder.

* Confidential portion has been omitted and filed separately with the Commission.

SECTION 10.5 LIMITED REMEDY


     Except for monetary liability arising out of the Excluded Causes and restitution of any Charges and Reimbursable Expenses paid by ADT, IFOX's total monetary liability to ADT (in contract, tort, indemnity or otherwise) for any acts or omissions arising from or relating to the performance of this Agreement will be limited to payment of actual damages, up to an aggregate maximum of (i) * or (ii) $*, whichever is greater. IFOX will in no circumstances have any other financial liability to ADT whatsoever in connection with this Agreement except to the extent otherwise provided in this Agreement. ADT agrees that the provisions of this Article limiting its remedies and its damages are reasonable under the circumstances existing on the date of this Agreement.


     Except for monetary liability arising out of the Excluded Causes and payment of any past-due Charges and Reimbursable Expenses, ADT's total monetary liability to IFOX (in contract, tort, indemnity or otherwise) for any acts or omissions arising from or relating to the performance of this Agreement will be limited to payment of actual damages. ADT will in no circumstances have any other financial liability to IFOX whatsoever in connection with this Agreement except to the extent otherwise provided in this Agreement. IFOX agrees that the provisions of this Article limiting its remedies and its damages are reasonable under the circumstances existing on the date of this Agreement.

SECTION 10.6 ADT'S INDEMNITY

     Subject to terms and conditions of this Agreement, ADT agrees to indemnify, defend and hold the IFOX Indemnitees harmless from and against any and all costs, losses, liabilities, damages, causes of action, claims and expenses (including without limitation, interest, penalties reasonable attorneys' fees) and all reasonable amounts paid in the investigation, defense or settlement of any or all of the foregoing ("Claims") that are asserted by unaffiliated third parties, to the extent such Claims result from:

     a. breaches by ADT of any of ADT's material representations, warranties, covenants or agreements hereunder;

     b. violations by ADT of any contractual or legal obligation owed by ADT to the owner, lessor or licensor of any Application Software;

     c. breaches by ADT of any agreement with any third party that relates to the Services; or

     d. negligence, willful misconduct or violations of law by any of the ADT Indemnitees in connection with this Agreement.

* Confidential portion has been omitted and filed separately with the Commission.

SECTION 10.7 IFOX'S INDEMNITY

     Subject to the terms and conditions of this Agreement, IFOX agrees to indemnify, defend and hold the ADT Indemnitees harmless from and against any and all Claims asserted by unaffiliated third parties, to the extent that such Claims result from:

     a. breaches by IFOX of any of IFOX's material representations, warranties, covenants or agreements hereunder;

     b. violations by IFOX of any contractual or legal obligation owed by IFOX to the owner, lessor or licensor of any real, personal or intellectual property;

     c. breaches by IFOX of any agreement with any third party that relates to the Services;

     d. negligence, willful misconduct or violations of law by any of the IFOX Indemnitees in connection with this Agreement, regardless of the materiality of such law, or the truth or accuracy of IFOX's representation and warranty in Section 9.3c;

     e. any claim that the Services or ADT's access or use of the Services violates, misappropriates, or infringes upon the Proprietary Rights of any third party, regardless of IFOX's knowledge (or lack of knowledge) of same or the truth or accuracy of its representation and warranty in
          Section 9.3a; or

     f. any claim by any third party under any Third Party Contract of any nature whatsoever, including, but not limited to, payment of any amounts due thereunder.

SECTION 10.8 INDEMNIFICATION GENERALLY

     a. Each indemnitor's liability to pay or reimburse amounts owed with respect to personal injury, death or property damage attributable to the indemnitor's negligence, willful misconduct or violations of law will be to the extent of the indemnitor's proportional contribution to such injury, death, loss or damage. No indemnitor shall have any obligation to defend, indemnify, reimburse, or hold any indemnitee (including any other Party hereto) harmless hereunder for or from any Claim to the extent same arises out of the negligence, willful misconduct, violation of law, or breach of this Agreement by any other Party or any of its indemnitees.

     b. In the event that any Party will be obligated to indemnify another Party pursuant to this Agreement, the indemnitor, will, upon payment of such indemnity in full, be subrogated to all rights, claims and defenses of the indemnitee covered by such payment.

     c. Each indemnitee agrees to give the indemnitor prompt written notice, with full known particulars, of all Claims for which such indemnitee is entitled to indemnification hereunder ("Covered Claim(s)") upon becoming aware of same and to reasonably cooperate, at the indemnitor's expense, in the investigation and defense of such Covered Claims; provided, however, that any delay or failure by the indemnitee in performing any of its aforementioned obligations shall discharge the indemnitor from its indemnification obligations hereunder only to the extent (if any) that such indemnitor is prejudiced by such delay or failure. After receiving notice, the indemnitor will defend any Covered Claim by counsel reasonably satisfactory to the indemnitee (but the indemnitor will have no obligation to provide separate counsel for the indemnitee, except to the extent that conflicts or potential conflicts between the Parties' interests may require). The indemnitee may, at its own expense, participate in the investigation and defense of such Covered Claim by separate counsel.

     d. The indemnitor shall have sole control over the defense and settlement of each Covered Claim, except that the indemnitor shall not settle any Covered Claim without first obtaining the indemnitee's prior written consent, unless: (i) such settlement does not contain any finding or admission of any violation of law or any fault on the part of the indemnitee, and has no effect on any other claims that may be made by the Indemnitee against the third party bringing the Covered Claim, and
          (ii) the sole relief provided in such settlement is monetary damages that are paid in full by the indemnitor. Notwithstanding the foregoing, if the indemnitor fails to retain counsel or otherwise defend any Covered Claim after having received written notification of same from the indemnitee as required above (a "Defense Failure"), the indemnitee may, if necessary to prevent a default from being entered against it on such Covered Claim, in the indemnitee's sole discretion and without prior notice to or approval from indemnitor, defend or settle such Covered Claim at the indemnitor's sole cost and expense.

     e. No indemnitor will have any obligation (except with respect to Defense Failures) to pay or reimburse any amounts paid in connection with any settlement or compromise of any Covered Claim reached without the prior written consent of the indemnifying Party, which will not be unreasonably withheld or delayed in the case of monetary Covered Claims. An indemnifying Party may withhold consent to settlement of Covered Claims of infringement affecting its Proprietary Rights in its sole discretion and may, also in its sole discretion (subject to Section 10.8(f) below), procure a license, develop or obtain a non-infringing substitute, or settle or compromise the Covered Claim.

     f. If IFOX is enjoined from performing any Services to ADT, or ADT is enjoined from accessing or using any Services provided by IFOX, on the grounds that same infringes upon, misappropriates, or violates any third party's Proprietary Rights (each, an "Infringement"), then, in addition to the indemnity provided therefor in this Article 10, IFOX shall, at its sole cost and expense (i) replace or modify such Services so that they are free from any Infringement, without degrading the functionality, performance, utility, or compatibility of such Services, or (ii) procure for ADT the right to continue using and receiving the Services pursuant to (and as authorized by) this Agreement, free from any Infringement.

SECTION 10.9 CONTINUED PERFORMANCE

     Except where clearly prevented by the issue in dispute, both IFOX and ADT agree to continue performing their respective duties, obligations and responsibilities under this Agreement while the dispute is being resolved in accordance with this Article, unless and until such obligations are lawfully terminated or expire in accordance with the provisions hereof.



SECTION 10.10 MANAGEMENT REVIEW OF DISPUTES


     Unless urgent circumstances require either IFOX or ADT to seek provisional relief from the courts or suit or proceedings must be commenced immediately to avoid the lapse of any contractual or statutory Statute of Limitations, neither IFOX nor ADT may commence any legal proceedings concerning any dispute without first submitting that dispute (a) to the IFOX Account Executive and the ADT Project Executive, then, if they are unable to resolve the matter within thirty
(30) days, (b) to the Steering Committee, and, if the Steering Committee is unable to resolve the matter within the subsequent thirty (30) days, (c) to one executive designated by senior management for each of IFOX and ADT, neither of such executives is directly engaged in day-to-day oversight or management of the Services, and both of whom will consult concerning possible resolution of the dispute. Proposals and counterproposals made by any party during consultations of the Steering Committee or the two executives will be privileged and confidential offers of compromise as interpreted under applicable law.

SECTION 10.11 APPLICABLE LAW

     All questions concerning the validity, interpretation, performance, termination or breach of this contract will be governed by and decided in accordance with the laws of New York (excluding laws and principles relating to the conflicts of law) and applicable federal laws.

SECTION 10.12  Intentionally Deleted.

SECTION 10.13  Intentionally Deleted

SECTION 10.14  Intentionally Deleted

SECTION 10.15  Intentionally Deleted.

SECTION 10.16  Intentionally Deleted.

SECTION 10.17 JURISDICTION AND VENUE

     The Parties irrevocably consent to the non-exclusive jurisdiction of any state or federal court located within New York and irrevocably agree that all proceedings relating to this Agreement may be adjudicated in those courts. Each Party waives any objection which it may have to the court's jurisdiction or to venue.

SECTION 10.18 FEES AND COSTS; REMEDIES

     In any legal action brought in connection with this Agreement, the prevailing Party (IFOX or ADT, as the case may be) will be entitled to recover from the other Party (IFOX or ADT, as applicable), in addition to its damages (subject to limitations stated elsewhere in this Agreement), its reasonable attorneys' fees, expert witness fees, and other ordinary and necessary costs of litigation, as determined by the court. Such costs include, without limitation, costs of any legal proceedings brought to enforce a judgment or decree. Except as specifically provided otherwise herein, each Party's respective rights and remedies under this Agreement are cumulative with, and may exercised without prejudice to, its other rights and remedies under this Agreement, at law, or in equity.

SECTION 10.19 EQUITABLE REMEDIES

     The Parties agree that any breach or threatened breach of any provision of this Agreement concerning Confidential Information, Proprietary Rights, ADT's right of access under Section 6.3, IFOX's performance of Transition Services under Section 11.7, or Proprietary Rights, will cause the aggrieved, non-breaching Party irreparable harm for which money damages would be an inadequate remedy. Accordingly, the aggrieved, non-breaching Party shall be entitled to have those provisions specifically enforced by the preliminary or the permanent, mandatory or prohibitory injunction or other order of a court of competent jurisdiction, in addition and without prejudice to such aggrieved, non-breaching Party's legal rights and remedies, including its right to recover monetary damages for such breach.


                        ARTICLE 11. TERM AND TERMINATION

SECTION 11.1 TERM

     The term of this Agreement will commence on the Commencement Date and will end (unless renewed, renegotiated or terminated in accordance with this Article) on the fourth anniversary of the Commencement Date. Notwithstanding the foregoing, after the second anniversary of the Commencement Date, the Initial Term may be increased to the Renegotiated Initial Term on the terms and conditions as may be agreed by all of the Parties in their sole discretion in a written amendment to this Agreement. .

SECTION 11.2 EXTENSIONS

     This Agreement shall automatically renew on an annual basis beyond the Initial Term or the Renegotiated Initial Term, as the case may be, for up to three (3) successive terms (each of which shall be referred to as a "Renewal Term") of one (1) Contract Year each, unless ADT gives IFOX written notice of its election not to renew for the next Contract Year (the "Non-renewal Notice") at least one hundred eighty (180) days before this Agreement or an extension would otherwise expire (each, an "Expiration Date"), which Non-renewal Notice shall be revocable by ADT at any time up to ninety (90) days prior to the Expiration Date. ADT will have no power to renew if, at the time of its election, or expiration of the then current term, (a) there then exists any material, uncured default by ADT, (b) any circumstance exists that would, with notice or lapse of time, or both, constitute material default by ADT, including, without limitation, nonpayment of amounts due hereunder or (c) ADT has committed two or more material breaches during the entire Term of this Agreement. If, at the time of ADT's renewal election, or commencement of any Renewal Term, any legal proceedings are pending concerning alleged material defaults by ADT, IFOX will continue to provide Services until the proceedings conclude, provided that ADT continues to pay all undisputed Charges and Reimbursable Expenses in a timely manner. If ADT is finally adjudicated to have committed a material default under Section 11.3, then IFOX may, at its option, give notice of termination for ADT's default, terminate this Agreement and cease its delivery of Services in an orderly manner pursuant to Section 11.7 of this Agreement.

SECTION 11.3 TERMINATION FOR CAUSE

     Either ADT, on the one hand, or IFOX, on the other hand, may terminate this Agreement effective immediately upon giving written notice of termination to the other Party (IFOX or ADT, as applicable) if such other Party:


     a.   Fails to pay any material, undisputed amount due hereunder within
          * days after its receipt of written notice of such default from the non-breaching Party;

* Confidential portion has been omitted and filed separately with the Commission.

     b. Fails to substantially cure any material, nonmonetary breach of any of its obligations hereunder within * days after its receipt of written notice from the non-breaching Party, describing such breach in reasonable detail; or

     c. Files, or has filed against it any petition or action under any bankruptcy, reorganization, liquidation, insolvency, receivership, arrangement or similar law, for the relief of debtors if such petition or action is not dismissed within ninety (90) days after filing; makes an assignment for the benefit of creditors; becomes insolvent; or admits in writing its general inability to pay its debts as they become due. (If ADT is the defaulting party under this subparagraph, IFOX will not terminate this Agreement pursuant to this subparagraph if ADT continues to pay all Charges and other sums as required under this Agreement. If IFOX is the defaulting party under this subparagraph, ADT will not terminate the Agreement pursuant to this subparagraph if IFOX continues to provide the Services required hereunder.)

SECTION 11.4 OTHER TERMINATION EVENTS


     ADT may terminate this Agreement effective immediately upon written notice to IFOX after the occurrence of any of the following events ("Termination Event(s)"):

     a. A Force Majeure Event or IFOX default under this Agreement prevents or impairs IFOX's performance of any Services in any material respect for
          * days or more, regardless of any right to cure same hereunder; or


     b. IFOX fails to meet Service Levels for * days or more due to any Third Party Software Defect or Force Majeure Event, notwithstanding anything in this Agreement to the contrary, and despite IFOX's performance of its maintenance or support Services hereunder with respect thereto.


SECTION 11.5 TERMINATION FOR DEFAULT

     Solely if ADT terminates this Agreement for convenience pursuant to Section
11.6 below, ADT agrees to pay IFOX an amount equal to the Convenience Termination Fee on the Termination Date, as liquidated damages and not a penalty, in addition to amounts owed for Services rendered through the Termination Date, as IFOX's sole and exclusive remedy against ADT (and ADT's sole and exclusive liability to IFOX) for ADT's termination of this Agreement for convenience. No Convenience Termination Fee shall accrue or be due hereunder for any termination for default pursuant to Section 11.3 or for any Termination Event pursuant to Section 11.4. ADT agrees that IFOX's recovery of Profits and Costs, and other direct damages sustained by IFOX from ADT's default shall not be excluded by Section 10.3 or limited by Section 10.5. IFOX agrees that ADT's recovery of costs, expenses and direct damages incurred by ADT in transitioning off of IFOX's systems as a result of IFOX's default shall not be excluded by
Section 10.3 or limited by Section 10.5.

* Confidential portion has been omitted and filed separately with the Commission.

SECTION 11.6 TERMINATION FOR CONVENIENCE

     ADT may terminate this Agreement effective at any time on or after April 1, 2004, in whole but not in part, without cause for its convenience, provided that IFOX has received written notice of such termination at least one hundred eighty
(180) days prior to April 1, 2004 or such later Termination Date, as applicable. In addition to written notice to IFOX, any termination pursuant to this Section
11.6 will be effective only if IFOX receives payment of all material, undisputed amounts then invoiced by IFOX and due hereunder and the Convenience Termination Fee in the amount specified in Section 7.0 of Schedule C for and by the Termination Date. ADT acknowledges and agrees that the Convenience Termination Fee represents fair and equitable compensation to IFOX in consideration of IFOX's agreement to provide the Services during the Term of this Agreement. ADT agrees that such Convenience Termination Fee would not represent a penalty to ADT and expressly waives any such claim.

SECTION 11.7 TRANSITION SERVICES

     a. Upon expiration or any termination of this Agreement, IFOX will cooperate with ADT and its Successor Service Provider and provide ADT and its Successor Service Provider with such reasonable assistance as may be requested by ADT to assure the orderly transfer of the services, functions, responsibilities, tasks, and operations comprising the Services, and the data and systems to ADT and/or such Successor Service Provider and minimize any disruption or interruption of Services (collectively, "Transition Services"). IFOX's Transition Services will include, without limitation, providing ADT, its agents, contractors and consultants (including Successor Service Providers) reasonable access to the IFOX Outsourcing Center, IBM Mainframe, Third Party Software, ADT data, and all systems and data and other ADT Resources then being used by IFOX to provide the Services and to responsible IFOX personnel, agents, and Subcontractors engaged in the performance of this Agreement. Transition Services shall also include assisting and cooperating with ADT and its Successor Service Provider
          (i) in the migration of ADT data from the IBM Mainframe to ADT's or such Successor Service Provider's designated computer system and (ii) with the preparation and implementation of ADT's or Successor Service Provider's transition plan. Transition Services shall be provided beginning on the date first requested by ADT and shall continue until completed or ADT's earlier termination thereof by transmitting written notice thereof to IFOX.

     b. Upon termination or expiration of this Agreement and payment of all material, undisputed amounts then due hereunder, IFOX will, as part of the Transition Services: (1) provide transition support and knowledge transfer to ADT and its Successor Service Provider pursuant to ADT's request, and (2) transition ADT to its chosen computer operating environment. If requested by ADT, IFOX will cooperate with ADT or a Successor Services Provider to secure licenses or sublicenses of Third Party Software in accordance with the agreements and policies of the owners of such Third Party Software.

     c. ADT will pay IFOX for Transition Services rendered after expiration or termination (including, but not limited to, termination for default under Section 11.5) of this Agreement at IFOX's then prevailing rates for Additional Services in Section 6.0 of Schedule C (or if no rate is specified therein, at Mutually Agreed Upon Rates) and pay to IFOX an amount equal to the Reimbursable Expenses incurred by IFOX in order to provide the Transition Services. Upon any expiration or termination of this Agreement, ADT will pay all Reimbursable Expenses incurred by IFOX in the nature of transfer and similar charges payable to third parties pre-approved by ADT as Subcontractors in connection with the legal, physical or electronic transfer of ADT's data and the Application Software specifically requested by ADT. IFOX's obligation to perform Transition Services and ADT's obligations to pay for Transition Services and related expenses will be absolute and unconditional, without regard to any disputes or claims then pending between IFOX and ADT.


                         ARTICLE 12. GENERAL PROVISIONS


SECTION 12.1 BINDING NATURE AND ASSIGNMENT

     This Agreement binds the Parties and their respective successors and permitted assigns. Unless otherwise agreed to by the Parties in a written amendment hereto, no Party may assign or otherwise transfer this Agreement without the prior written consent of the other Parties, which will not be unreasonably withheld or delayed, and any attempt to transfer or assign this Agreement without the prior written consent of the other Parties shall be null and void.


SECTION 12.2 NOTICES

     All notices required or contemplated hereunder will be given in writing by prepaid certified mail, personal delivery (including express courier service with proof of delivery), or by telex, facsimile or other electronic means with proof of delivery (if subsequently confirmed by certified mail or personal delivery) at the addresses and fax numbers listed below. Notices will be effective upon actual receipt or denial of delivery (as shown on the delivery receipt) by IFOX and ADT at the following addresses:

     For IFOX:

       Infocrossing, Inc.
       2 Christie Heights Street

       Leonia, NJ 07605
       Attention: Robert B. Wallach

       With copies to:

       Alicomp, a division of Alicare, Inc.
       2 Christie Heights Street
       Leonia, NJ 07605
       Attention: Arthur Kurek


     For ADT:

       Vice President, Information Technology
       ADT Security Services, Inc.
       One Town Center Road
       Boca Raton, Florida 33486-1010

       With a copy to:

       General Counsel
       ADT Security Services, Inc.
       One Town Center Road
       Boca Raton, Florida 33486-1010

SECTION 12.3 ENTIRE AGREEMENT, AMENDMENT, WAIVER

     This Agreement, including all attached Schedules (which are incorporated herein by this reference) constitutes the entire and final agreement between IFOX and ADT with respect to the Services, and supersedes any prior or contemporaneous understandings, agreements or representations regarding the subject matters contained herein. No supplement, modification, amendment or waiver of this Agreement will be binding unless executed in writing by all Parties. No waiver of any of the provisions of this Agreement will constitute a waiver of any other provision (whether or not similar) nor will such waiver constitute a continuing waiver unless otherwise expressly provided. In the event of a conflict between this Agreement and any of the attached Schedules, this Agreement shall control.

SECTION 12.4 FURTHER ASSURANCES

     IFOX and ADT will, with reasonable diligence, do all reasonable things and provide all reasonable assurances as may be required to complete the transactions contemplated by this Agreement, and each Party will provide such further documents or instruments required by any other Party as may be reasonably necessary or desirable to give effect to this Agreement and to carry out its provisions.

SECTION 12.5 SEVERABILITY

     Any provision in this Agreement which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions or affecting the validity or enforceability of such provisions in any other jurisdiction.

SECTION 12.6 HEADINGS

     The division of this Agreement into Articles, Sections, subsections and Schedules and the division of Schedules of this Agreement into Sections and subsections and the insertion of headings are for convenience of reference only and will not affect its construction or interpretation. Any reference to an Article or Section herein shall be deemed to include all Sections and subsections contained therein.

SECTION 12.7 TIME

     In this Agreement, unless otherwise specifically provided, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding." In the event that any action to be taken under this Agreement falls on a day which is not a business day, then such action will be taken on the next succeeding business day.

SECTION 12.8 SURVIVAL

     Notwithstanding any expiration or termination of this Agreement, Articles 6, 7, 9, and 12 and Sections 2.10, 2.11, 10.3, 10.5 through 10.8 (inclusive),
10.12 through 10.19 (inclusive), 11.5, and 11.7 shall survive any Agreement Termination, as shall those rights and obligations which are expressly stated to or by their very nature would survive this Agreement.

SECTION 12.9 INDEPENDENT CONTRACTORS

     IFOX, on the one hand, and ADT, on the other hand, are independent contractors and this Agreement will not be construed to create any other relationship between IFOX, on the one hand, and ADT, on the other hand, as principal and agent, joint venturers, partners, employer-employee, or otherwise. Neither IFOX, on the one hand, nor ADT, on the other hand, is authorized to enter into agreements for or on behalf of the other Party, collect any obligation due or owed to the other Party, accept service of process for the other Party, or bind the other Party in any manner whatever. An employee of IFOX, on the one hand, or ADT, on the other hand, will not be deemed to be an employee of the other Party for any reason. In particular, and without limiting the generality of the foregoing, IFOX assumes no obligation or responsibility for ADT's business or operations, other than performance of its obligations under this Agreement, and vice-versa.

SECTION 12.10 LIMITATION PERIOD

     Neither ADT nor IFOX may bring an action, regardless of form, arising out of this Agreement more than two (2) years after the claim arose, or became apparent to the claimant, or should have become apparent in the exercise of reasonable diligence, whichever is the later, provided that causes of action that were not apparent and could not have been discovered with reasonable diligence will be subject to such statutes of limitation and tolling as may otherwise apply. The limitation period set forth above shall be tolled during the period during which the Parties are engaged in the dispute resolution procedures set forth in this Agreement.

SECTION 12.11 NO THIRD PARTY BENEFICIARIES

     Nothing in this Agreement is intended to confer on rights, benefits, remedies, obligations or liabilities on any person (including, without limitation, any employees of the Parties) other than the Parties or their respective successors or permitted assigns.

SECTION 12.12 COUNTERPARTS

     This Agreement, including the Schedules, may be executed in one or more counterparts, each of which will be deemed an original but all of which taken together will constitute one and the same instrument.

SECTION 12.13 DUTY TO ACT REASONABLY

     Whenever this Agreement requires or contemplates any action, consent or approval, the Parties will act reasonably and in good faith and (unless this Agreement expressly allows exercise of a Party's sole, or sole and absolute discretion) may not unreasonably withhold or delay such action, consent or approval.

SECTION 12.14 JOINT AND SEVERAL LIABILITY

     Infocrossing and Alicomp shall both be directly and jointly and severally liable for all of the obligations, undertakings, liabilities, representations, warranties, and covenants of IFOX hereunder, and any act, error, or omission of Infocrossing or Alicomp shall bind the other.

SECTION 12.15 FAXED COPIES

     Signed, faxed counterparts of this Agreement shall have the same legal force and effect as signed original counterparts hereto.


                        [SEPARATE SIGNATORY PAGE FOLLOWS]

     IN WITNESS WHEREOF the Parties have executed this Master Services Agreement as of the day and year first above written.


INFOCROSSING, INC.,                              ADT SECURITY SERVICES, INC.
jointly and severally,                           ("ADT")
("Infocrossing/IFOX")


By: /s/ ROBERT B. WALLACH                        By: /s/ SCOTT MACARTHUR
   ----------------------------                     ----------------------------

Name: Robert B. Wallach                          Name: Scott MacArthur
     --------------------------                       --------------------------

Title: Chief Operating Officer                   Title: SVP-CFO
      -------------------------                        -------------------------


ALICOMP, A DIVISION OF ALICARE, INC.,
jointly and severally
("Alicomp/IFOX")


By: /s/ ARTHUR KUREK
   ----------------------------

Name: Arthur Kurek
     --------------------------

Title: President of Alicomp
      -------------------------

                                                                  EXECUTION COPY

                           ADT SECURITY SERVICES, INC.

                            MASTER SERVICES AGREEMENT

                                   SCHEDULE A

TABLE OF CONTENTS

SCHEDULE A - DESCRIPTION OF SERVICES

1.0 DEFINITIONS....................................................................................................2

2.0 OVERVIEW.......................................................................................................3

3.0 IFOX SERVICES .................................................................................................4

    3.1 KEY IFOX PERSONNEL.........................................................................................4

    3.2 ACCOUNT MANAGEMENT.........................................................................................4

    3.3 OUTSOURCING CENTER SERVICES................................................................................5

         3.3.1 OUTSOURCING CENTER MANAGEMENT.......................................................................5

         3.3.2 IFOX OUTSOURCING CENTER PROCESSING OPERATIONS.......................................................7

         3.3.3 TAPE MANAGEMENT.....................................................................................8

         3.3.4 DATA SECURITY ADMINISTRATION........................................................................9

         3.3.5 MAINFRAME AND THIRD PARTY SOFTWARE TECHNICAL SUPPORT...............................................10

    3.4 TELECOMMUNICATIONS SUPPORT SERVICES.......................................................................11

    3.5 HELP DESK SERVICES........................................................................................12

    3.6 DISASTER RECOVERY.........................................................................................13

         3.6.1 IFOX LEONIA OUTSOURCING CENTER.....................................................................13

         3.6.2 DISASTER RECOVERY PLAN.............................................................................13

         3.6.3 RESPONSIBILITIES...................................................................................13

    3.7 PRIORITY LEVELS...........................................................................................14

SCHEDULE A - DESCRIPTIONS OF SERVICES

1.0  DEFINITIONS

All capitalized terms used but not defined in this Schedule A shall have the respective meanings given them in the Master Services Agreement (the "Agreement"). For the purposes of this Schedule, the following terms, when capitalized, shall have the meanings assigned unless the context requires some other meaning:

"APPROVE" (abbreviated in the matrices as "A") as used in the matrices throughout this Schedule A shall mean that the party indicated shall have the right to approve that task before that task is deemed complete or before the other party may proceed with the subsequent tasks.

"PARTICIPATION" (abbreviated in the matrices as "S") as used in the matrices throughout this Schedule shall mean that the party indicated must actively cooperate in such task to the extent reasonably required by such task. Single or occasional failures by a party, to take part in a task designated
"Participation" shall not constitute a material breach of this Agreement. However, repeated failures may constitute a material breach.

"PRIMARY RESPONSIBILITY" (abbreviated in the matrices as "P") as used in the matrices throughout this Schedule A shall mean that the party, indicated shall be the party responsible for ensuring the completion of such task.

"TRANSITION PLAN" as used in the matrices throughout this Schedule A shall mean the description of all tasks that will be performed during the migration of the IBM Mainframe system as described in the Customer Migration Plan dated May 22, 2001.

                                                                               2
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              ADT Security Services, Inc. Master Services Agreement
                              Schedule A (Services)

2.0 OVERVIEW

     During the Term and subject to the terms conditions and limitations contained in the Agreement, (including this and other Schedules), IFOX will provide to ADT the Services described in this Schedule A as they may be supplemented and modified in Change Orders issued through the Change Control Procedure as defined in Article 5 of the Services Agreement -- Sections 5.2, 5.3, 5.4, and 5.5, and otherwise in writing by the Parties as an amendment to this Schedule in accordance with the Agreement.

     The following introductory paragraphs are general descriptions that are subject to the more detailed descriptions, qualifications, limitations and exclusions in this Schedule A.

The Services include:

a.   Account management;

     -    Contract Procurement/Administration

     -    Third Party costs administration

b.   Outsourcing Center Services;

     -    IBM Mainframe computer operations and hardware support
     -    IBM Mainframe and Third Party Software technical support
     - Monitoring ADT Data network T1Link from IFOX's Leonia Outsourcing Center to ADT's Network in Rochester, NY; Denver, CO; and Jacksonville, FL locations.

c.   Telecommunications Support Services

d.   Mainframe Disaster Recovery, hotsite, plan, maintenance and annual testing;

e. Second Level Help Desk Service for IBM Mainframe operations, all as further described below.

Performance of the Services shall include performing services, functions, and responsibilities so that the Services meet the Service Levels specified by Schedule B (subject to adjustment in accordance with Schedule B and Article 5 of the Agreement to reflect Material Operations Changes in ADT's environment and operations).

The Services include services (i) described in the text below, (ii) identified as such in the charts or responsibility matrices below and (iii) not specifically described, but required for proper performance and inherent in or necessary sub-tasks for the functions described (unless specifically excluded by the text, a chart or the responsibility matrices).

The Services defined in this Schedule A are included in the Base Charges as defined in Schedule C, unless otherwise expressly indicated.

The Services exclude:

                                                                               3
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              ADT Security Services, Inc. Master Services Agreement
                              Schedule A (Services)

a. Operation of computer platforms and operating systems other than those described below;

b. All functions retained by ADT or outside the scope of IFOX's responsibility, as defined by the text charts and responsibility matrices of this Schedule A;

c.   Voice communications and telephone services.

d. All network management outside of the link from IFOX's Leonia Outsourcing Center to ADT's Network;

e.   Level One Help Desk (provided by ADT);

f.   Existing print operations;

g.   All LAN support for ADT;

h.   CD/ROM data retention processing.

3.0 IFOX SERVICES

3.1  KEY IFOX PERSONNEL

Key IFOX Personnel will be:

     Account Executive - Bob Wallach
     Account Manager - Arthur Kurek
     Technical Account Manager - Tom Laudati

3.2  ACCOUNT MANAGEMENT

     The IFOX Account Manager will have overall responsibility for delivery of the Services.

     IFOX shall procure any and all Equipment (including, but not limited to, the IBM Mainframe), Third Party Software, and all other real or personal property, manpower, software, hardware, facilities, services, and other resources required or used to perform Services for ADT, only under Third Party Contracts directly with third party vendors and solely in IFOX's own name. All Third Party Contracts shall be solely between IFOX and such third party vendors; and ADT shall not be a party, surety, or guarantor of or to any Third Party Contract.

     Whenever this Schedule A calls for IFOX to administer and manage a contract with a third party, or to coordinate the third party's service thereunder, IFOX shall supervise and direct the third party's performance under a Third Party Contract, but shall make reasonable efforts to minimize any Reimbursable Costs to ADT thereunder (including, where third party costs are ADT's responsibility, a reasonable review of third party invoices will be made).

                              ACCOUNT MANAGEMENT                                     IFOX                ADT
     ---------------------------------------------------------------------------------------------------------


                                                                               4
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              ADT Security Services, Inc. Master Services Agreement
                              Schedule A (Services)


      Plan and manage IFOX activities related to the Agreement                        P                   S

      Meet regularly with ADT and IFOX management to review business and              P                   S
      Service issues

      Act as liaison between IFOX Outsourcing Center management and ADT               P                   S
      management

      Report on Service Levels, operations and ongoing projects to ADT                P                   S
      management

      Review IFOX invoices and supporting documentation with ADT management           P                  S/A

      Meet with ADT end users and management to determine requirements and            P                   S
      satisfaction with the Services provided by IFOX

      Monitor production trends and report to ADT those items that need               P                   S
      discussion so as to prevent any future problems i.e. Data Base growth as well as MIPS and DASD utilization

     P = Primary responsibility  S = Participation  A = Approve

3.3  OUTSOURCING CENTER SERVICES

     3.3.1 OUTSOURCING CENTER MANAGEMENT

     a. As of the Commencement Date, IFOX will assume responsibility for the operation, technical support, and management of the IBM Mainframe processing system environment and the IBM Mainframe system at the IFOX Outsourcing Center. IFOX shall complete migration to the IBM Mainframe and all Services to IFOX and the IFOX Outsourcing Center in compliance with the Transition Plan.

     b. The hours of operation of the IFOX Outsourcing Center and IBM Mainframe will be 24 hours per day, 7 days per week, except for Scheduled Downtime (as defined in Schedule B). IFOX shall implement and maintain the following minimum security requirements at the IFOX Outsourcing Center throughout the Term: multi-layered security, with continuously staffed guard station, video surveillance, and restricted access control; redundant power, with immediate back-up protection, including UPS systems with N + N redundancy and multiple onsite generators; pre-action fire suppression with FM 200 gas, in addition to the best available smoke and fire detection systems; multiple 22-ton Liebert Air Handling systems with cooling towers and chillers to ensure consistent 72 degrees F temperature, including N + N redundancy; and an additional level of monitoring and maintenance with a 24/7 central command center and customer service center.

     c. The IBM Mainframe and all Third Party Software shall be dedicated exclusively to ADT on a full-time basis and shall be used solely to perform Services for ADT.

     IFOX and ADT responsibilities with respect to Outsourcing Center Management are:

                      OUTSOURCING CENTER MANAGEMENT                                  IFOX                ADT
     ---------------------------------------------------------------------------------------------------------


                                                                               5
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              ADT Security Services, Inc. Master Services Agreement
                              Schedule A (Services)


      IFOX OUTSOURCING CENTER MANAGEMENT

      Plan and manage IFOX activities related to the IFOX Outsourcing Center          P

      Manage IFOX staff at the IFOX Outsourcing Center                                P

      CONTRACT PROCUREMENT/ADMINISTRATION

      Procure and administer all IFOX Outsourcing Center Equipment leases,            P
      warranty agreements, and maintenance agreements

      Procure and administer all IFOX Outsourcing Center Third Party                  P                   S
      Software contracts and maintenance agreements

      Procure and administer all IFOX Outsourcing Center contract services            P
      and other Third Party Agreements

     P = Primary responsibility  S = Participation  A = Approve

                                                                               6
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              ADT Security Services, Inc. Master Services Agreement
                              Schedule A (Services)

     3.3.2 IFOX OUTSOURCING CENTER PROCESSING OPERATIONS

     IFOX will perform all processing operations functions as necessary to run the Third Party Software in support of the applications processed on the IBM Mainframe at the IFOX Outsourcing Center. IFOX will procure, provide, and install all Equipment necessary to perform the Services at the IFOX Outsourcing Center, including the IBM Mainframe processing configuration and the IBM zServer processing configuration referred to and defined in the Agreement as the "IBM Mainframe." During the Term, IFOX shall measure and report to ADT on a monthly basis the following information for the IBM
     Mainframe: (i) IBM Mainframe operating system on-line and batch availability and (ii) sub-second CICS internal response time.

     IFOX and ADT responsibilities with respect to Outsourcing Center Processing Operations are:

                            PROCESSING OPERATIONS                                    IFOX                ADT
     --------------------------------------------------------------------------------------------------------
      CONSOLE OPERATIONS

      Perform all manual and automated console operations.                            P

      Monitor performance and completion of on-line and batch production              P
      systems.

      Respond to console alerts and requests.                                         P

      Report Problems to the IFOX Help Desk.                                          P

      Diagnose and resolve operations problems.                                       P                   S

      Communicate with the IFOX operations and management team on-site at ADT.        P

      Process special scheduling requests from ADT.                                   P                   S

      IFOX will cooperate with ADT in responding to special processing requests       P                   S
      and new processing requirements

      EQUIPMENT PROCUREMENT, PLANNING AND MANAGEMENT

      Procure and provide all Equipment for IFOX Outsourcing Center                   P

      Plan installation of computer and environmental Equipment in IFOX               P                   S
      Outsourcing Center

      Order new Equipment installation in IFOX Outsourcing Center.                    P

      Schedule and complete new Equipment installation in IFOX Outsourcing            P
      Center.

      Maintain Equipment in good operating condition under vendor warranty and        P
      maintenance agreements

      Resolve Equipment-related problems in the IFOX Outsourcing Center.              P

      Interact with Equipment vendors for planning and problem resolution.            P

     P = Primary responsibility  S = Participation  A = Approve

                                                                               7
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              ADT Security Services, Inc. Master Services Agreement
                              Schedule A (Services)

     3.3.3 TAPE MANAGEMENT

         IFOX will perform tape management functions within the IFOX Outsourcing Center.

         IFOX and ADT responsibilities with respect to Tape Management are:

                                    TAPE MANAGEMENT                                     IFOX             ADT
         -----------------------------------------------------------------------------------------------------
          Adapt ADT tape management procedures for use at the IFOX Outsourcing            P
          Center

          Respect ADT's governing time periods for retention of tapes, including          P               A
          periods for retention of tapes for audit and tax purposes.

          Respond to tape mount requests.                                                 P

          Monitor tape hardware for malfunction.                                          P

          Perform tape hardware maintenance.                                              P

          Maintain integrity of tape library system, i.e., monitor, fix and               P
          research fixes to any tape problem that occurs.

          Maintain adequate tape supplies for ADT requirements.                           P

          Maintain and monitor scratch tape pool.                                         P

          Maintain and monitor external vendor / data tapes required for ADT              P
          processing that are not managed by the tape library management system.

          Initialize new tapes.                                                           P

          Provide secure on site and off site tape storage.                               P

          Coordinate off site tape movement.                                              P

          Prepare and mail tapes as necessary.                                            P               S

     P = Primary responsibility  S = Participation  A = Approve

                                                                               8
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              ADT Security Services, Inc. Master Services Agreement
                              Schedule A (Services)

     3.3.4 DATA SECURITY ADMINISTRATION

     IFOX will manage and administer access to IBM Mainframe systems supported through a centralized point of contact. ADT will retain the responsibility for accepting, authorizing and submitting security change requests to IFOX for implementation.

     IFOX and ADT responsibilities with respect to Data Security Administration are:

                           DATA SECURITY ADMINISTRATION                             IFOX                 ADT
     --------------------------------------------------------------------------------------------------------
      ADT security administration procedures for use by IFOX.                         S                   P

      Accept/Authorize security change requests from ADT end users.                   S                   P

      Submit security change requests to IFOX for implementation.                                         P

      Implement authorized security change requests.                                  P

      Monitor, review and respond to security violations and/or suspected             P                   S
      violations.

      Report security violations and/or suspected violations with ADT                 P
      approval.

      Implement changes to deter subsequent violations with ADT approval.             P                  S/A

     P = Primary responsibility  S = Participation  A = Approve

                                                                               9
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              ADT Security Services, Inc. Master Services Agreement
                              Schedule A (Services)

     3.3.5 MAINFRAME AND THIRD PARTY SOFTWARE TECHNICAL SUPPORT

     IFOX and ADT responsibilities with respect to Mainframe and Third Party Software Technical Support are:

                             TECHNICAL SUPPORT (MAINFRAME)                           IFOX                ADT
     --------------------------------------------------------------------------------------------------------
      Procure and provide the Third Party Software required for IBM                   P                   S
      Mainframe system operation as identified in Schedule D.  These software contracts will be signed as Third Party Contracts
      Agreements directly and solely between IFOX and the vendor.  IFOX will retain financial responsibility for the payment related to these contracts.

      Install Third Party Software.                                                   P

      Provide project management for upgrades and updates to Third Party              P
      Software, DBMS, etc.

      Test and validate the Third Party Software environment before and               P                   S
      after product installations.

      Maintain Third Party Software at vendor product supported levels.               P

      Procure, install, and test all Third Party Software updates and                 P
      upgrades

      Perform Third Party Software problem diagnosis and resolution.                  P

      Configure Third Party Software to meet ADT normal operations                    P                   S
      requirements.

      Coordinate with IFOX Support staff and software/Equipment vendors               P
      to resolve system problems.

      Communicate with Third Party Software vendors.                                  P

      Provide technical consulting support to the ADT application                     P
      maintenance and development teams and third parties as required.

      Evaluate the list of Third Party Software that is used for ADT and              P                   S
      implement changes to benefit ADT and IFOX.

      Monitor and report on system through-put, capacity and utilization.             P

      Tune/optimize Third Party Software including DBMS.                              P

      Participate in disaster recovery tests.                                         P

      Monitor and optimize storage performance.                                       P

      Assign and initialize DASD volumes.                                             P

      Determine dataset and volume placement.                                         P

      Maintain established DASD standards.                                            P

      Perform catalog management.                                                     P

     P = Primary responsibility  S = Participation  A = Approve

                                                                              10
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              ADT Security Services, Inc. Master Services Agreement
                              Schedule A (Services)

3.4  TELECOMMUNICATIONS SUPPORT SERVICES

     IFOX will provide data communications technical support and operations for the dedicated T1 links between IFOX's Leonia Outsourcing Center and ADT's network in Rochester, NY; Denver, CO; and Jacksonville, FL. These links will connect the IBM Mainframe to ADT's existing network topology. ADT will provide the necessary circuits and data communications equipment to support these links.

     IFOX and ADT responsibilities with respect to Telecommunications Support Services are:

     DATA COMMUNICATIONS                                                          IFOX       ADT
     -------------------------------------------------------------------------------------------

     Provide data circuit and related data communications Equipment to                       P
     connect the IFOX Outsourcing Center to the existing ADT data network
     Provide telecommunications controller Equipment (Front End Processor)        P
     required for the T1 links.
     Provide software required for the T1 links                                              P
     Diagnose and resolve T1 network problems.                                    S          P
     Interact with T1 network providers for problem resolution.                   S          P
     Maintain up-to-date documentation of the ADT data communications network.    S          P
     Evaluate and recommend data network changes to improve service and/or        S          P
     reduce ADT telecommunications costs.
     Order new data circuits and data communications Equipment.                   S          P
     Perform NCP and VTAM updates.                                                P

    P = Primary responsibility  S = Participation  A = Approve

                                                                              11
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              ADT Security Services, Inc. Master Services Agreement
                              Schedule A (Services)

3.5  HELP DESK SERVICES

     IFOX will provide a second level help desk, i.e. one that only receives calls from ADT's primary Help Desk to support the IBM Mainframe environment. ADT's end users' primary point of contact will be the existing front line (level one) help desk. If the ADT help desk cannot provide resolution to a IBM Mainframe related call, the ADT help desk will then contact the IFOX help desk. The IFOX help desk will then manage the call through resolution.

     IFOX and ADT responsibilities with respect to Help Desk Services are:


     HELP DESK SERVICES                                                                        IFOX        ADT
     ---------------------------------------------------------------------------------------------------------
     Provide a front line help desk that ADT end users will use as the point                                P
     of contact for reporting problems and submitting service requests for all Services.
     Provide second level help desk support for IBM Mainframe related calls that can not         P          S
     be resolved by the ADT help desk
     Provide a trouble ticket/service request system to be used in recording, managing, P S and reporting IBM Mainframe problems and service requests that escalate from the ADT help desk to the IFOX help desk
     Respond to and track reported IBM Mainframe related problems and requests for               P          S
     Services.
     Dispatch support groups or vendors to resolve problems that cannot be resolved P S directly by the IFOX Help Desk. Support will be provided by IFOX maintenance staff, the IFOX Outsourcing Center, third party vendors or ADT management and staff as required.
     Maintain problem ownership for IBM Mainframe related calls until the call reaches           P          S
     resolution.
     Provide management reporting including Service level performance                            P
     metrics (as defined in Schedule B) and statistical reporting of reported problems and Service requests.


    P = Primary responsibility  S = Participation  A = Approve

                                                                              12
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              ADT Security Services, Inc. Master Services Agreement
                              Schedule A (Services)

3.6  DISASTER RECOVERY

     IFOX will provide the following backup, disaster recovery and storage capabilities for ADT's IBM Mainframe environment during the Term.

     3.6.1 IFOX LEONIA OUTSOURCING CENTER

     IFOX will provide disaster recovery services for ADT's IBM Mainframe hardware environments, software environments, operations environments and applications operating in the IFOX Leonia Outsourcing Center. IFOX will restore ADT's application data to the most recent available backup copy. IFOX will also maintain "hotsite" recovery for Outsourcing Center operations.

     3.6.2 DISASTER RECOVERY PLAN

     ADT will develop, with IFOX's assistance, a Disaster Recovery Plan ("DRP") for the IBM Mainframe environments. Pending the modification of the DRP to reflect the migration to IFOX's Outsourcing Center, IFOX will, as of the Commencement Date, utilize IFOX's DRP.

     3.6.3 RESPONSIBILITIES

     IFOX and ADT responsibilities with respect to Disaster Recovery Services are:

     DISASTER RECOVERY                                                                       IFOX       ADT
     -------------------------------------------------------------------------------------------------------

     Adapt ADT's disaster recovery plan to be executable from the IFOX Outsourcing Center.   P            S
     Ensure that security measures are satisfied in the disaster recovery plan.              P            A
     Ensure that the disaster recovery plan meets ADT's reasonable audit specifications.     P            A
     Assume responsibility for modification, implementation, maintenance and                 P            S
     testing of the disaster recovery plan.
     Perform a disaster recovery plan test of the recovery of the hardware,                  P            S
     Third Party Software and data network annually.
     Provide secure off site storage of ADT's data, software and                             P
     documentation to support disaster recovery.
     In the event of a disaster, assume responsibility for operating the                     P            S
     hardware and providing the functions in accordance with the disaster recovery plan.
     Provide a single point of contact for disaster recovery related communications and      P            S
     activities.
     Perfect Backup and Recovery Procedures                                                  P           S/A

    P = Primary responsibility  S = Participation  A= Approve

                                                                              13
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              ADT Security Services, Inc. Master Services Agreement
                              Schedule A (Services)

3.7  PRIORITY LEVELS

     The priorities for the service levels are as follows:

     a. URGENT (UR) Implement the change as soon as possible. May require an emergency bug fix release if the next regularly scheduled release is not soon enough. Examples of urgent priorities include modifications, which if left undone would result in: danger to human life, significant numbers of people left unproductive, errors in financial transactions or system failure;

     b. BY REQUIRED-BY DATE (RB) Indicates a request, which must be completed on or before a specified date. Typically used to indicate the date by which system administrative requests need to be completed, if not immediately. Can also be used to indicate the date by which changes must be implemented (e.g., for legislated changes).

     c.   FOR NEXT SCHEDULED RELEASE (NR)
          Include the change in the next regularly scheduled release.

     d.   WHEN CONVENIENT (CO)
          Implement the change during "slack" time and include it in a regularly scheduled release.

     e.   HOLD (HO)
          Hold only.

                                                                              14
--------------------------------------------------------------------------------
              ADT Security Services, Inc. Master Services Agreement
                              Schedule A (Services)

                           ADT SECURITY SERVICES, INC.

                            MASTER SERVICES AGREEMENT

                                   SCHEDULE B

TABLE OF CONTENTS

SCHEDULE B - SERVICE LEVELS

1.0 INTRODUCTION................................................................2


2.0 DEFINITIONS.................................................................3


3.0 DETERMINATION OF SERVICE LEVELS.............................................3


4.0 MAINFRAME PROCESSING AND OPERATIONS SERVICE LEVELS..........................4


5.0 IFOX SECOND LEVEL HELP DESK SERVICE LEVELS..................................5

SCHEDULE B - SERVICE LEVELS

1.0 INTRODUCTION

This Schedule describes the Service Levels and performance standards that IFOX shall provide to ADT with respect to the Services described in Schedule A, and the basis upon which the Services will be administered under the Master Services Agreement. As set forth in the Master Services Agreement, regular management review meetings shall be scheduled with the designated ADT Executive to review actual performance against projected performance, and to recommend actions to be taken to resolve any performance deficiencies.

The principles of this Schedule B, under which the Services will be provided to ADT for the Term, are as follows:

     a. Changes to ADT business and service level requirements during the Term may result in a revision to service categories and Service Levels through the Change Control Procedure.

     b. Service Levels may be adjusted from time to time by mutual agreement through the Change Control Procedure.

     c. IFOX shall continue, during the Term of the Agreement, to investigate methods to improve the operation of ADT's systems to benefit ADT. In certain cases, Service Level improvements may be subject to additional costs. In such instances, IFOX will prepare a Change Control Document outlining a Service Level improvement business case to ADT for approval prior to taking any action. Upon ADT's request, or on IFOX's own initiative IFOX may also recommend or prepare Change Control Documents concerning adjustments to Service Levels.

     d. If a Material Operations Change occurs, and ADT, in its discretion, declines to authorize any change in the Services or Charges, or to make the changes in its operations, equipment or environment which are essential and necessary to maintain Service Levels due solely to such Material Operations Change, then Service Levels shall be equitably reduced to mutually agreed upon Service Levels reasonably sustainable without the recommended changes pursuant to the Change Order Procedure.

                                                                               2
--------------------------------------------------------------------------------
              ADT Security Services, Inc. Master Services Agreement
                          Schedule B (Services Levels)

2.0 DEFINITIONS

For purposes of this Schedule B, the following terms shall have the respective meanings assigned below:

"EVENT" means a single event or series of events that result in the occurrence of one or more Faults.

"FAULT" means an unexcused failure to meet a Service Level.

"SCHEDULED DOWNTIME" means the time when a critical system or function is temporarily scheduled to be unavailable because of regularly scheduled maintenance or other mutually agreed reasons confirmed by IFOX and ADT in a signed writing.

"UNSCHEDULED DOWNTIME" means the loss or material impairment of a critical system or function not excused pursuant to Section 2.7 of the Agreement occurring at any time other than Scheduled Downtime.

3.0 DETERMINATION OF SERVICE LEVELS

Two (2) categories of Service Levels shall be established;

     a.   Mainframe Processing and Operations Service Levels; and

     b.   IFOX Second Level Help Desk Service Levels.

Measurements of availability shall exclude Unscheduled Downtime excused pursuant to Section 2.7 of the Agreement; provided, however, that Unscheduled Downtime attributable to Force Majeure Events and/or Third Party Software Defects shall be included in measurements of Unscheduled Downtime for the purposes of termination under Section 11.4, notwithstanding anything in the definition of "Unscheduled Downtime" to the contrary.

                                                                               3
--------------------------------------------------------------------------------
              ADT Security Services, Inc. Master Services Agreement
                          Schedule B (Services Levels)

4.0 MAINFRAME PROCESSING AND OPERATIONS SERVICE LEVELS

During the Term, IFOX shall provide the following Service Levels with respect to
(i) IBM Mainframe operating system on-line and batch reporting availability ("System Availability") and (ii) Sub-second CICS internal response time ("Internal CICS Response Time").

                                    TABLE B-1

NO.             SERVICE CATEGORY                            SERVICE LEVEL
-----------------------------------------------------------------------------------------------

1.         System Availability           +% of the time, 24 hours per day, 7 days per week,
                                         determined on a +month moving average and subject to
                                         the limitation set forth below.*

2.         Internal CICS Response Time   Sub-second, +% of the time, 24 hours per day, 7
                                         days per week, determined on a + month moving average
                                         and subject to the limitation set forth below.*

*Material Faults actually known by ADT but not reported by ADT to IFOX within + of actual discovery by ADT will be excluded in the computation of Unscheduled Downtime.


Scheduled Downtime shall be (i) scheduled with ADT at least several days in advance, (ii) require the ADT Project Executive's (or his designee's) prior approval, and (iii) in accordance with the applicable manufacturer's approved maintenance schedule for the IBM Mainframe. ADT refusal to approve the Scheduled Downtime necessary to fulfill the manufacturer's approved maintenance schedule may trigger the exclusion for system performance degradation in Section 2.7d.

                                                                               4
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              ADT Security Services, Inc. Master Services Agreement
                          Schedule B (Services Levels)

+ Confidential portion has been omitted and filed separately with the Commission.

5.0 IFOX SECOND LEVEL HELP DESK SERVICE LEVELS

During the Term, IFOX shall measure and report to ADT, through its monthly reports call management details, summaries and analysis. IFOX will provide a 24 hours per day, seven days per week, Second Level Help Desk that shall manage calls in accordance with the following:

a. CLASSIFICATION

Upon notification of a problem or service report to the IFOX Help Desk, IFOX shall immediately open an incident report ("IR") and identify, and classify the problem in accordance with the Severity Levels listed below subject to reclassification by ADT. The only ADT employees authorized to reclassify problems are (1) ADT's President and (2) ADT's Senior Vice President of Information Technology ("IT") or in the absence of either person such person's designees.

SEVERITY 1   Impact to a critical function, including, but not limited to:
               -    User problem with severe business impact
               - Severe impact on ADT data center or (after Transition) IFOX Outsourcing Center ability to provide resources or services to users,
               -    Severe performance degradation.

SEVERITY 2
               -    User problem with possible major impact:
               -    Major impact on availability of resources to users: or
               - Major impact on IFOX's ability to provide resources or services to users.
               -    Major performance degradation.

SEVERITY 3
               -    User problem with moderate impact,
               -    Moderate impact on availability of resources to users,
               - Moderate impact on IFOX's ability to provide resources or services to users,
               -    Moderate performance degradation.

SEVERITY 4
               -    User problem with limited impact;
               -    Low impact on availability of computer resources to users;
               - Low impact on IFOX's ability to provide resources or services to users; or
               -    Low performance degradation.
               -    User inquiry or problem that does not affect the user.

b. NOTICE

For Severity 1 and 2 IR's, IFOX shall notify the ADT Senior Vice President of IT(or his/her designee) and affected user organizations within * of the recognition of a problem.

C. INITIATION

                                                                               5
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                          Schedule B (Services Levels)


* Confidential portion has been omitted and filed separately with the Commission.

Upon detection of a problem, IFOX shall immediately, direct efforts to identify and classify the problem. Upon identification and classification, IFOX shall initiate problem resolution efforts within the following time periods:

                      -    Severity 1       *
                      -    Severity 2       *
                      -    Severity 3       *
                      -    Severity 4       *

For all Severity 1 IR's IFOX shall, within one business day following IFOX s first detecting or being informed of the problem by telephone call or electronic mail message, communicate, either by telephone, or if requested by ADT, by electronic mail the course of action that will be taken by IFOX. In addition to the above, IFOX shall provide ADT with a written plan for the prompt correction of all Severity 1 IR's within * of receipt of such incident reports. IFOX will use its best efforts to correct Severity 1 IR's and commercially reasonable efforts to correct Severity 2, 3 and 4 IR's. IFOX may in its discretion, defer resolution of Severity 3 and 4 IR's pending resolution of higher priority IR's. If Severity 1 and 2 IR's are open simultaneously, IFOX may not defer resolution of the Severity 2 IR.

D.  ESCALATION

In the event a problem is not corrected, IFOX shall escalate the problem to the next higher management level within ADT and other relevant organizations (e.g. third party vendors, subcontractors, communications carriers, etc) within the following time periods:

MANAGEMENT LEVEL
    FOR ADT                   SEVERITY 1        SEVERITY 2                   SEVERITY 3                    SEVERITY 4
-------------------------------------------------------------------------------------------------------------------------
Supervisor                    *                 *                  If problem lasts longer than *     Reported in Monthly
Ken Greem                                                          then escalate to Severity 2        status report

Manager/Account Exec.         *                 *                  If problem lasts longer than *     Reported in Monthly
Tony Martucci                                                      then escalate to Severity 2        status report

Vice President                *                 *                  If problem lasts longer than *     Reported in Monthly
Larry Stoltenberg                                                  then escalate to Severity 2        status report

Executive Management          *                 *                  If problem lasts longer than *     Reported in Monthly
Mike Snyder                                                        then escalate to Severity 2        status report


                                                                               6
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              ADT Security Services, Inc. Master Services Agreement
                          Schedule B (Services Levels)


* Confidential portion has been omitted and filed separately with the Commission.

                                                                  EXECUTION COPY

                           ADT SECURITY SERVICES, INC.

                            MASTER SERVICES AGREEMENT

                                   SCHEDULE C


TABLE OF CONTENTS

SCHEDULE C - CHARGES

1.0 DEFINITIONS..............................................................2

2.0 BASE CHARGES.............................................................2

3.0 REIMBURSABLE EXPENSES....................................................3

4.0 INFLATION................................................................3

5.0 TAXES....................................................................4

6.0 ADDITIONAL SERVICES......................................................4

7.0 CONVENIENCE TERMINATION FEE..............................................4

SCHEDULE C - CHARGES

1.0  DEFINITIONS

All capitalized terms used but defined in this Schedule C shall have the meanings assigned thereto in the Master Services Agreement.

2.0  BASE CHARGES

After the Commencement Date, October 1, 2001, ADT shall pay IFOX the Base Charges specified by Table C-1 below (as adjusted in accordance with this Schedule) for each month of Services performed by IFOX hereunder -- Account Management, Outsourcing Center Services, Telecommunications Support Services, Help Desk Services, and Disaster Recovery Services for the IBM Mainframe (all as described in 3.0 of Schedule A).

                                  BASE CHARGES

                               CONTRACT YEAR BASIS

                                    TABLE C-1

 MONTHLY BASE CHARGES      YEAR 1      YEAR 2      YEAR 3       YEAR 4
----------------------   ---------   ---------   ---------    ---------
Services                 $ *         $ *         $ *          $ *

                                  ONE TIME FEES

Third Party Software Costs - Estimated to be a total of $* (for all software listed on Schedule D), plus shipping, Taxes, plus an administrative fee equal to *% of the sum of the forgoing. Software costs will be invoiced as and when the Third Party Software is deployed by IFOX for performance of the Services and shall be payable 30 days from date of ADT's receipt of IFOX's invoice. The aggregate total Third Party Software Costs to ADT for all Third Party Software shall not exceed $* and shall accrue and be paid on a one-time (rather than periodic) basis upon deployment.

The computer operations Monthly Base Charges will be paid by ADT by the fifteenth (15) of each month based upon the schedule identified above without the receipt of an invoice from IFOX, subject to the terms and conditions contained in the Agreement.

Base Charges are for the Services performed by IFOX using the Third Party Software and the following mainframe Equipment (the "IBM Mainframe"):

*

                                                                               2
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                              Schedule C (Charges)


* Confidential portion has been omitted and filed separately with the Commission.

     All hardware maintenance - Multiple environments to include one or more of Development, Testing, Production, and Training.

*

3.0 REIMBURSABLE EXPENSES

ADT agrees to reimburse the following Out-of-Pocket Expenses of IFOX (collectively, "Reimbursable Expenses"):

     a.   All reasonable travel and lodging expenses incurred by IFOX personnel
          (i) for trips made before or after the Commencement Date to migrate ADT mainframe processing to the IBM Mainframe; or (ii) for trips made after the Commencement Date in response to ADT's specific invitation or request therefor (excluding, without limitation, all travel and lodging expenses incurred by IFOX personnel in an attending any meeting or conference contemplated by the Agreement), subject, in each case, to ADT's corporate travel policy then in effect for its own employees; and

     b. All of the following reasonable costs incurred by IFOX for third party services procured solely to perform the Services for ADT: (i) materials, postage, supplies, pick-up and delivery services, which items shall be reimbursable without ADT's advance written approval, and (ii) other Out-of-Pocket Expenses incurred by IFOX with ADT's prior written authorization given prior to the time that such Out-of-Pocket Expenses are incurred, except that any items listed in
          6.0 as Additional Services shall not be Reimbursable Expenses.

     c. All Reimbursable Expenses shall be subject to a * management and administrative fee.

IFOX's invoices for Reimbursable Expenses shall specify those expenses in reasonable detail. Upon ADT's request, IFOX shall provide reasonable supporting documentation that ADT may request to substantiate those expenses. Reimbursable Expenses shall be paid within thirty (30) days of ADT's receipt of IFOX's invoice therefor.

4.0 INFLATION

The Base Charges set forth in Schedule C, Table C-1, do not include adjustments for future inflation. * percent of the Base Charges will be adjusted for inflation as detailed in the Master Services Agreement Section 8.6 entitled "Cost of Living Adjustment."

5.0 TAXES

                                                                               3
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                              Schedule C (Charges)


* Confidential portion has been omitted and filed separately with the Commission.

The Base Charges set forth in Schedule C, Table C-1 are exclusive of any applicable Tax. Payment of applicable Taxes by ADT will be handled as detailed in the Master Services Agreement Section 8.8 entitled "Taxes."

6.0 ADDITIONAL SERVICES

Additional Services shall be charged at IFOX's then prevailing rates. The rates now in effect are as follows:

        RESOURCE                   DESCRIPTION                       FEES
------------------------   ---------------------------    ------------------------
Professional Services      Technical Support              $* per hour
                           Operations Support             $* per hour

Impact Printing            Single part paper              $* per 1,000 lines
                           Multi part paper               $* per 1,000 lines

Laser Printing                                            $* per page

Media Supplies             Tape-Standard Reel             $* per tape
                           Cartridge Diskettes            $* per cartridge
                           Virtual Tape Cartridge
                                    30 Gig (Native)       $* per cartridge
                                    60 Gig (Native)       $* per cartridge

7.0 CONVENIENCE TERMINATION FEE

         TERMINATION IS EFFECTIVE IN MONTH    CONVENIENCE TERMINATION FEE
         ---------------------------------    ---------------------------
         April 2004                                             *
         May 2004                                               *
         June 2004                                              *
         July 2004                                              *
         August 2004                                            *
         September 2004                                         *
         October 2004                                           *
         November 2004                                          *
         December 2004                                          *
         January 2005                                           *
         February 2005                                          *
         March 2005                                             *
         April 2005                                             *
         May 2005                                               *
         June 2005                                              *
         July 2005                                              *
         August 2005                                            *
         September 2005                                         *

                                                                               4
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              ADT Security Services, Inc. Master Services Agreement
                              Schedule C (Charges)


* Confidential portion has been omitted and filed separately with the Commission.

                                                                  EXECUTION COPY

                           ADT SECURITY SERVICES, INC.

                            MASTER SERVICES AGREEMENT

                                   SCHEDULE D

TABLE OF CONTENTS

SCHEDULE D - THIRD PARTY SOFTWARE

1.0 THIRD PARTY SOFTWARE.......................................................

     1.1 IBM THIRD PARTY SOFTWARE.............................................2

     1.2 OTHER THIRD PARTY SOFTWARE...........................................4

1.0   THIRD PARTY SOFTWARE

1.1  IBM Third Party Software

IFOX may with ADT's prior written approval in an executed Change Control Document replace any or all of the IBM Third Party Software with functionally equivalent software as set forth in such Change Control Document.

                            IBM THIRD PARTY SOFTWARE

     *

     *

     *

     *

     *

     *

     *

     *

     *

     *

     *

     *

     *

     *

     *

                                                                               2
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              ADT Security Services, Inc. Master Services Agreement
                        Schedule D (Third Party Software)


* Confidential portion has been omitted and filed separately with the Commission.

     *

     *

     *

     *

     *

     *

     *

     *

     *

     *

     *

     *

     *

                                                                               3
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              ADT Security Services, Inc. Master Services Agreement
                        Schedule D (Third Party Software)


* Confidential portion has been omitted and filed separately with the Commission.

1.2  Other Third Party Software

IFOX may with ADT's prior written approval in an executed Change Control Document replace any or all of the Other Third Party Software with functionally equivalent software as set forth in such Change Control Document.

                           OTHER THIRD PARTY SOFTWARE

     Allen Sys (ViaSoft)
     *

     Bell & Howell
     *

     BMC Software
     *

     *

     *

     *

     *

     *

     *

     *

     *

     *

     *

     *

     CA
     *

                                                                               4
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              ADT Security Services, Inc. Master Services Agreement
                        Schedule D (Third Party Software)


* Confidential portion has been omitted and filed separately with the Commission.

     *

     *

     *

     *

     *

     *

     *

     *

     *

     Chicago Soft
     *

     Candle Corp
     *

     *

     Compuware Corp
     *

     *

     *

     *

     *

     *

     Consul Risk Mgt
     *

                                                                               5
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              ADT Security Services, Inc. Master Services Agreement
                        Schedule D (Third Party Software)

* Confidential Portion has been omitted and filed separately with the Commission.

     Group 1 Software
     *

     *

     Innovation Data Proc
     *

     *

     Isogon
     *

     Mantissa Software
     *

     *

     *

     Netec Intl.
     *

     Softworks
     *

     Vertex Software
     *

     *

     *

     *

     Triology Software
     *

     *

     *

     *

                                                                               6
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              ADT Security Services, Inc. Master Services Agreement
                        Schedule D (Third Party Software)

* Confidential Portion has been omitted and filed separately with the Commission.

     *

     *

     *

     *

                                                                               7
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              ADT Security Services, Inc. Master Services Agreement
                        Schedule D (Third Party Software)

* Confidential Portion has been omitted and filed separately with the Commission.